                                                                    EXHIBIT 10.2

                          MASTER HOTEL LEASE AGREEMENT

                         EFFECTIVE AS OF AUGUST 28, 2002

                                     BETWEEN

                 MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP

                                    AS LESSOR

                                       AND

                         AHM RES II LIMITED PARTNERSHIP
                         A VIRGINIA LIMITED PARTNERSHIP

                                    AS LESSEE

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                                TABLE OF CONTENTS

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                                                                            PAGE
                                                                            ----
ARTICLE 1 LEASED PROPERTY; OTHER DEFINITIONS.................................    1
---------
  1.1. Leased Property.......................................................    1
  1.2. Definitions...........................................................    2
ARTICLE 2 TERM; TERMINATION .................................................   14
--------
  2.1. Term..................................................................   14
  2.2. Lessor's Option to Terminate Lease....................................   14
  2.3. Transition Procedures.................................................   15
  2.4. Holding Over..........................................................   16
ARTICLE 3 RENT; RENT ADJUSTMENTS ............................................   17
---------
  3.1. Rent..................................................................   17
  3.2. Confirmation of Percentage Rent and Sundry Rent.......................   21
  3.3. Additional Charges....................................................   22
  3.4. Net Lease; No Termination, Abatement, Etc.............................   22
  3.5. Material Changes in Economic Climate..................................   23
  3.6. Rent Adjustment:  Basic Assumptions Incorrect.........................   24
ARTICLE 4 ANNUAL BUDGETS; BOOKS AND RECORDS..................................   25
---------
  4.1. Annual Budget.........................................................   25
  4.2. Books and Records.....................................................   25
ARTICLE 5 IMPOSITIONS; HOTEL COSTS...........................................   26
---------
  5.1. Payment of Impositions................................................   26
  5.2. Notice of Impositions.................................................   27
  5.3. Adjustment of Impositions.............................................   27
  5.4. Utility Charges.......................................................   27
  5.5. Insurance Premiums....................................................   27
  5.6. Fees..................................................................   27
  5.7. Ground Rent...........................................................   27
ARTICLE 6 LEASED PROPERTY; LESSEE'S PERSONAL PROPERTY........................   27
---------
  6.1. Ownership of the Leased Property......................................   27
  6.2. Lessee's Personal Property............................................   27
  6.3. Lessor's Lien.........................................................   28
  6.4. Lessor's Option to Purchase Assets of Lessee..........................   28
ARTICLE 7 CONDITION AND USE OF LEASED PROPERTY...............................   28
---------
  7.1. Condition of the Leased Property......................................   28
  7.2. Use of the Leased Property............................................   29
  7.3. Lessor to Grant Easements, Etc........................................   30
ARTICLE 8 LESSEE'S COMPLIANCE WITH LAW; ENVIRONMENTAL COVENANTS..............   30
---------
  8.1. Compliance with Legal and Insurance Requirements, Etc.................   30
  8.2. Legal Requirement Covenants...........................................   30
  8.3. Environmental Covenants...............................................   32
ARTICLE 9 MAINTENANCE AND REPAIRS; ENCROACHMENTS AND RESTRICTIONS............   34
---------
  9.1. Maintenance and Repairs...............................................   34
  9.2. Encroachments, Restrictions, Etc......................................   35
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
ARTICLE 10 ALTERATIONS AND IMPROVEMENTS; FF&E RESERVE .....................   36
----------
  10.1. Alterations........................................................   36
  10.2. Salvage............................................................   36
  10.3. Joint Use Agreements...............................................   36
  10.4. [Reserved].........................................................   36
  10.5. Furniture, Fixture and Equipment Allowance.........................   36
ARTICLE 11 COMPLIANCE WITH MANAGEMENT AGREEMENT............................   37
----------
  11.1. Compliance with Management Agreement...............................   37
ARTICLE 12 PERMITTED LIENS AND CONTESTS....................................   37
----------
  12.1. Liens..............................................................   37
  12.2. Permitted Contests.................................................   38
ARTICLE 13 INSURANCE REQUIREMENTS..........................................   38
----------
  13.1. General Insurance Requirements.....................................   38
  13.2. Replacement Cost...................................................   40
  13.3. Waiver of Subrogation..............................................   40
  13.4. Form Satisfactory, Etc.............................................   40
  13.5. Increase in Limits.................................................   41
  13.6. Blanket Policy.....................................................   41
  13.7. No Separate Insurance..............................................   41
  13.8. Reports On Insurance Claims........................................   41
ARTICLE 14 CASUALTY INSURANCE PROCEEDS; RECONSTRUCTION.....................   42
----------
  14.1. Insurance Proceeds.................................................   42
  14.2. Reconstruction in the Event of Damage or Destruction Covered
        by Insurance.......................................................   42
  14.3. Reconstruction in the Event of Damage or Destruction Not Covered
        by Insurance.......................................................   43
  14.4. Lessee's Property..................................................   43
  14.5. Abatement of Rent..................................................   43
  14.6. Damage Near End of Term............................................   44
  14.7. Waiver.............................................................   44
ARTICLE 15 CONDEMNATION; AWARD ALLOCATION .................................   44
----------
  15.1. Definitions........................................................   44
  15.2. Parties' Rights and Obligations....................................   44
  15.3. Total Taking.......................................................   44
  15.4. Allocation of Award................................................   45
  15.5. Partial Taking.....................................................   45
  15.6. Temporary Taking...................................................   45
ARTICLE 16 DEFAULT BY LESSEE; LESSOR'S REMEDIES............................   46
----------
  16.1. Events of Default..................................................   46
  16.2. Surrender..........................................................   47
  16.3. Damages............................................................   47
  16.4. Waiver.............................................................   48
  16.5. Application of Funds...............................................   49
  16.6. Lessor's Right to Cure Lessee's Default............................   49
ARTICLE 17 DEFAULT BY LESSOR; LESSEE'S REMEDIES............................   49
----------
  17.1. Breach by Lessor...................................................   49
  17.2. Lessee's Right to Cure.............................................   50
  17.3. Provisions Relating to Purchase of the Leased Property by Lessee...   50
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ARTICLE 18 INDEMNIFICATION..................................................  50
----------
  18.1. Indemnification.....................................................  50
ARTICLE 19 REIT REQUIREMENTS AND RESTRICTIONS...............................  51
----------
  19.1. Personal Property Limitation........................................  51
  19.2. Sublease Rent Limitation............................................  52
  19.3. Sublease Tenant Limitation..........................................  52
  19.4. Lessee Ownership Limitations........................................  52
  19.5. Lessee Officer and Employee Limitation..............................  52
  19.6. Payments to Affiliates of Lessee....................................  52
ARTICLE 20 SUBLETTING AND ASSIGNMENT........................................  53
----------
  20.1. Subletting and Assignment...........................................  53
  20.2. Attornment..........................................................  53
  20.3. Conveyance by Lessor................................................  53
ARTICLE 21 QUIET ENJOYMENT; RISK OF LOSS....................................  54
----------
  21.1. Quiet Enjoyment.....................................................  54
  21.2. Risk of Loss........................................................  54
ARTICLE 22 LESSOR MORTGAGES; SUBORDINATION OF LEASE.........................  54
----------
  22.1. Lessor May Grant Liens..............................................  54
  22.2. Subordination of Lease..............................................  54
ARTICLE 23 ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS; INSPECTION RIGHTS...  55
----------
  23.1. Estoppel Certificates; Financial Statements.........................  55
  23.2. Lessor's Right to Inspect...........................................  56
ARTICLE 24 APPRAISERS.......................................................  56
----------
  24.1. Appraisers..........................................................  56
ARTICLE 25 ARBITRATION AND DISPUTE RESOLUTION PROCEDURES....................  57
----------
  25.1. Arbitration.........................................................  57
  25.2. Alternative Arbitration.............................................  57
  25.3. Arbitration Procedure...............................................  57
ARTICLE 26 NOTICES..........................................................  58
----------
  26.1. Notices.............................................................  58
ARTICLE 27 MISCELLANEOUS....................................................  58
----------
  27.1. No Waiver...........................................................  58
  27.2. Remedies Cumulative.................................................  58
  27.3. Waiver of Trial by Jury.............................................  59
  27.4. Acceptance of Surrender.............................................  59
  27.5. No Merger of Title..................................................  59
  27.6. Waiver of Presentment, Etc..........................................  59
  27.7. Action for Damages..................................................  59
  27.8. Lease Assumption in Bankruptcy Proceeding...........................  59
  27.9. Enforceability......................................................  59
  27.10.Memorandum of Lease.................................................  60

                                      iii

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Exhibit A - Legal Description
Schedule 2.1 - Commencement Dates
Schedule 3.1(a) - Base Rents
Schedule 3.1(b) - Suite Revenue Breakpoints

                                       iv


                          MASTER HOTEL LEASE AGREEMENT

         THIS MASTER HOTEL LEASE AGREEMENT (hereinafter called "Lease"), effective as of the 28/th/ day of August, 2002, by and between Marriott Residence Inn II Limited Partnership, a Delaware limited partnership (hereinafter called "Lessor"), and AHM Res II Limited Partnership, a Virginia limited partnership (hereinafter called "Lessee"), provides as follows:

                                   AGREEMENT:

         Lessor, for and in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.

                                   ARTICLE 1

                       LEASED PROPERTY; OTHER DEFINITIONS

         1.1. Leased Property. The Leased Property shall mean and is comprised of Lessor's interest in the following:

                (a) the land described in Exhibit A attached hereto and by reference incorporated herein (the "Land");

                (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and offsite), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

                (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

                (d) all equipment, machinery, fixtures, and other items of property required for or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

                (e) all furniture and furnishings and all other items of personal property (excluding Inventory and personal property owned by Lessee) located on, and used in connection with, the operation of the Leased Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto; and

                (f) all existing leases of space within the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto).

THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS AND OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

         1.2. Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as are at the time applicable, (c) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

                Additional Charges: As defined in Section 3.3.

                Affiliate: As used in this Lease the term "Affiliate" of a Person shall mean (a) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, ten percent (10%) or more of the outstanding capital stock, shares or equity interests of such Person, or (c) any officer, director, employee, partner, manager or trustee of such Person or any Person controlling, controlled by or under common control with such Person or any Person that owns, beneficially, directly or indirectly, ten percent (10%) or more of the outstanding capital stock, shares or equity interests of such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

                Annual Budget: As used in this Lease, the term "Annual Budget" shall mean an operating and capital budget prepared by Lessee and delivered to Lessor in accordance with Section 4.1.

                Award: As defined in Subsection 15.1(a).

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                Base Rate: The rate of interest announced publicly by Citibank,
N.A., in New York, New York, from time to time, as such bank's base rate. If no such rate is announced or if such rate becomes discontinued, then such other rate as Lessor may reasonably designate.

                Base Rent: As defined in Subsection 3.1(a).

                Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of New York, New York, or in the municipality wherein the Leased Property is located are closed.

                CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                Change of Control: The sale, conveyance, assignment, encumbering, pledging, hypothecation, granting a security interest in, granting of options with respect to, or other disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration) of any class stock or other equity interests in a Person (other than among existing holders of interests in such Person on the Commencement Date and/or family members of such holders and/or trusts for the benefit of any of the foregoing) that, upon a transfer of any portion thereof, will create in the transferee thereof, directly or indirectly, a majority of any class of stock or other equity interests of such Person.

                Claims: As defined in Section 12.2.

                COBRA: As defined in Subsection 8.2(b).

                Code: The Internal Revenue Code of 1986, as amended.

                Commencement Date: As defined in Section 2.1.

                Competitive Set: As defined in the STR Reports. Lessor and Lessee shall work in good faith to determine any additions and deletions to the Hotel's Competitive Set, on or before November 15th of each year, with such changes to be applicable for the following Fiscal Year. In the event Lessor and Lessee cannot agree to the Hotel's Competitive Set by November 15th of any year, such unagreed items shall be determined by Smith Travel Research (or, if it refuses or is unable to do so, by arbitration pursuant to Section 25.2). The costs of resetting the Hotel's Competitive Set shall be borne equally by the parties.

                Comparison Month: As defined in Subsection 3.1(e).

                Condemnation, Condemnor: As defined in Section 15.1

                Consolidated Financials: For any fiscal year or other accounting period for Lessee and its consolidated subsidiaries, if any, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective fiscal year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles and audited by independent certified public accountants acceptable to Lessor in its sole discretion.

                Consumer Price Index: The "U.S. City Average, All Items" Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor (Base: 1982-1984=100), or any successor index thereto. If the Consumer Price Index is hereafter converted to a different standard reference base or otherwise revised, any determination hereunder that uses the Consumer Price Index shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics, or, if the Bureau shall no longer publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice Hall, Inc., or, failing such publication, by any other nationally recognized publisher of similar statistical information.

                Date of Taking: As defined in Subsection 15.1(d).

                Encumbrance: As defined in Section 22.1.

                Environmental Audit: As defined in Subsection 8.3(b).

                Environmental Authority: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

                Environmental Authorization: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

                Environmental Laws: All applicable federal, state, local and foreign laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

                Environmental Liabilities: Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

                (a) Failure of Lessee, Lessor, any Predecessor or the Leased Property to comply at any time with all Environmental Laws;

                (b) Presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;

                (c) A Release at any time of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

                (d) Identification of Lessee, Lessor or any Predecessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

                (e) Presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

                (f) Any and all claims for injury or damage to Persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof or any adjoining property.

                Event of Default: As defined in Section 16.1.

                Fair Market Rental: The fair market rental of the Leased Property means the rental which a willing tenant not compelled to rent would pay a willing landlord not compelled to lease for the use and occupancy of such Leased Property pursuant to the Lease for the term in question, (a) assuming that Lessee is not in default thereunder and (b) determined in accordance with the appraisal procedures set forth in Article 24 or in such other manner as shall be mutually acceptable to Lessor and Lessee.

                Fair Market Value: The fair market value of the Leased Property means an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for such Leased Property, (a) assuming the same is unencumbered by this Lease, (b) determined in accordance with the appraisal procedures set forth in Article 24 or in such other manner as shall be mutually acceptable to Lessor and Lessee, (c) assuming that such seller must pay customary closing costs and title premiums, and (d) taking into account the positive or negative effect on the value of the Leased Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any encumbrance that is assumed by the transferee. In addition, in determining the Fair Market Value with respect to damaged or destroyed Leased Property such value shall be determined as if such Leased Property had not been so damaged or destroyed.

                FIFRA: The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

                Fiscal Year: The twelve (12) month period from January 1 to December 31, or any shorter period at the beginning or end of the Term.

                Fixtures: As defined in Section 1.1.

                Force Majeure: An Unavoidable Occurrence, generally affecting travel and/or the hotel or lodging business in the market and/or submarket in which the Hotel is located.

                Furniture and Equipment: For purposes of this Lease, the terms "furniture and equipment" shall mean collectively all furniture, furnishings, wall coverings, fixtures and hotel equipment and systems located at, or used in connection with, the Hotel, together with all replacements therefor and additions thereto, including, without limitation, (i) all equipment and systems required for the operation of kitchens and bars, laundry and dry cleaning facilities, (ii) office equipment, (iii) material handling equipment, cleaning and engineering equipment, (iv) telephone and computerized accounting systems, and (v) vehicles.

                Government: The United States of America, any state, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any agency or political subdivision of any of the foregoing.

                Gross Operating Expenses: The term "Gross Operating Expenses" shall include (i) all costs and expenses of operating the Hotel included within the meaning of the term "Total Costs and Expenses" contained in the Uniform System and, (ii) without duplication, the following: all salaries and employee expense and payroll taxes (including salaries, wages, bonuses and other compensation of all employees of the Hotel, and benefits including life, medical and disability insurance and retirement benefits), expenditures described in
Section 9.1, operational supplies, utilities, insurance to be provided by Lessee under the terms of this Lease, governmental fees and assessments, common area maintenance costs and other common area fees and assessments, food, beverages, laundry service expense, the cost of Inventories, license fees, advertising, marketing, reservation systems and any and all other operating expenses as are reasonably necessary for the proper and efficient operation of the Hotel and the Leased Property incurred by Lessee in accordance with the provisions hereof (excluding, however, (i) federal, state and municipal excise, sales and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes paid over to federal, state or municipal governments, (ii) the cost of insurance to be provided under Article 13, (iii) expenditures by Lessor pursuant to Article 13 and (iv) payments on any Mortgage or other mortgage or security instrument on the Hotel); all determined in accordance with generally accepted accounting principles. No part of Lessee's central office overhead or general or administrative expense (as opposed to that of the Hotel) shall be deemed to be a part of Gross Operating Expenses, as herein provided. Reasonable out-of-pocket expenses of Lessee incurred for the account of or in connection with the Hotel operations, including but not limited to postage, telephone charges and reasonable travel expenses of employees, officers and other representatives and consultants of Lessee and its Affiliates, shall be deemed to be a part of Gross Operating Expenses and such Persons shall be afforded reasonable accommodations, food, beverages, laundry, valet and other such services by and at the Hotel without charge to such Persons or Lessee.

                Gross Operating Profit: For any Fiscal Year, the excess of Gross Revenues for such Fiscal Year over Gross Operating Expenses for such Fiscal Year.

                Gross Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with the Hotel (including rentals or other payments from tenants, lessees, licensees or concessionaires but not including their gross receipts) whether on a cash basis or credit, paid or collected, determined in accordance with generally accepted accounting principles, excluding, however: (i) funds furnished by Lessor, (ii) federal, state and municipal excise, sales, and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (iii) the amount of all credits, rebates or refunds to customers, guests or patrons, and all service charges, finance charges, interest and discounts attributable to charge accounts and credit cards, to the extent the same are paid to Lessee by its customers, guests or patrons, or to the extent the same are paid for by Lessee to, or charged to Lessee by, credit card companies, (iv) gratuities or service charges actually paid to employees, (v) proceeds of insurance and condemnation, (vi) proceeds from sales other than sales in the ordinary course of business, (vii) all loan proceeds from financing or refinancings of the Hotel or interests therein or components thereof, (viii) judgments and awards, except any portion thereof arising from normal business operations of the Hotel, and
(ix) items constituting "allowances" under the Uniform System.

                Hazardous Materials: All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

                (a) Solid or hazardous waste, as defined in RCRA or any other Environmental Law;

                (b) Hazardous substances, as defined in CERCLA or any other Environmental Law;

                (c) Toxic substances, as defined in TSCA or any other Environmental Law;

                (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or any other Environmental Law; and

                (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenyl, asbestos and urea formaldehyde.

                Hotel: The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

                Hotel Market Decline: A period of six (6) consecutive calendar months during which there is (i) a twenty percent (20%) decline in average hotel occupancy for the Hotel from the average hotel occupancy levels for same period during the prior calendar year and (ii) a twenty percent (20%) decline in average hotel occupancy for the Hotel's Competitive Set from the average hotel occupancy levels for the same period during the prior calendar year, as published in the applicable STR Reports.

                Impositions: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction, privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon
(a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person, or (2) any net revenue tax of Lessor or any other Person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

                Indemnified Party: Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

                Indemnifying Party: Any party obligated to indemnify an Indemnified Party pursuant to Sections 8.3 or 18.1.

                Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

                Inventory: All "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System, including without limitation linens, china, silver, glassware and other non-depreciable personal property, and including any property of the type described in Section 1221(1) of the Code.

                Land: As defined in Section 1.1.

                Lease: This Lease.

                Leased Improvements; Leased Property: Each as defined in Section 1.1.

                Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof (whether by Lessee or otherwise), whether now in force or hereafter enacted and in force, including
(a) all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

                Lending Institution: Any insurance company, credit company, federally-insured commercial or savings bank, national banking association, savings and loan association, employees welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, such trust having a net worth of at least $10,000,000.

                Lessee: The Lessee designated on this Lease and its respective permitted successors and assigns.

                Lessee Indemnified Party: Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's or member's interest) in Lessee, the officers, directors, stockholders, members, managers, employees, agents and representatives of Lessee, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, member, manager, employee, agent or representative.

                Lessee's Personal Property: As defined in Section 6.2.

                Lessor: The Lessor designated In this Lease and its respective successors and assigns.

                Lessor Indemnified Party: Lessor, any Affiliate of Lessor, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a stockholder's or partnership interest) in Lessor, the officers, directors, stockholders, members, managers, employees, agents and representatives of the general partner of Lessor and any partner, agent, or representative of Lessor, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, partner, member, manager, employee, agent or representative.

                Licenses: As defined in Subsection 2.3(a).

                Management Agreement: The agreement pursuant to which Manager operates the Hotel.

                Manager: Residence Inn by Marriott, Inc., a Delaware corporation, or any successor manager that is retained by Lessee to operate the Hotel pursuant to this Lease and the Management Agreement.

                Minimum Price: The sum of (a) the equity in the Leased Property at the time of acquisition of the Leased Property by Lessor, plus (b) other capital expenditures on the Leased Property by Lessor after the date hereof (less depreciation and amortization thereof) plus (c) the unpaid principal balance plus accrued interest and any other amounts then due and payable of all encumbrances against the Leased Property at the time of purchase of the Leased Property by Lessee, less (x) all proceeds received by Lessor from any financing or refinancing of the Leased Property after the date hereof (after payment of any debt refinanced and net of any costs and expenses incurred in connection with such financing or refinancing, including, without limitation, loan points, commitment fees and commissions and legal fees) and (y) the net amount (after deduction of all reasonable legal fees and other costs and expenses, including without limitation expert witness fees, incurred by Lessor in connection with obtaining any such proceeds or award) of all insurance proceeds received by Lessor and awards received by Lessor from any partial Taking of the Leased Property that are not applied to restoration.

                Mortgage: As defined in Section 22.2.

                National Economic Decline: A period of six (6) consecutive calendar months during which there occurs or continues a ten percent (10%) decline in average hotel occupancy, from average hotel occupancy levels for the same period during the prior calendar year, for all open and operating hotels in the United States as determined from the applicable STR Reports or, if the STR Reports are not longer published, other reputable national economic data regarding the hospitality industry.

                Notice: As defined in Article 26.

                Officer's Certificate: A certificate of Lessee reasonably acceptable to Lessor, signed by the chief financial officer or another officer authorized so to sign by the board of directors or other governing body of Lessee, or bylaws or limited liability company agreement of Lessee, or any other Person whose power and authority to act has been authorized by delegation in writing by any such officer.

                Optional Termination Date: As defined in Section 2.2.

                Overdue Rate: On any date, a rate equal to the Base Rate plus five percent (5%) per annum, but in no event greater than the maximum rate then permitted under applicable law.

                Payment Date: Any due date for the payment of any installment of Base Rent.

                Percentage Rent: As defined in Subsection 3.1(b).

                Person: Any Government, natural person, corporation, general or limited partnership, limited liability company, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, or other entity.

                Personal Property Taxes: All personal property taxes imposed on the furniture, furnishings or other items of personal property located on, and used in connection with, the operation of the Leased Improvements as a hotel (other than Inventory and other personal property owned by Lessee), together with all replacement, modifications, alterations and additions thereto.

                Predecessor: Any Person whose liabilities arising under any Environmental Law have or may have been retained or assumed by Lessor or Lessee, either contractually or by operation of law, relating to the Leased Property.

                Primary Intended Use: As defined in Subsection 7.2(b).

                Proceeding: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

                Quarterly Revenues Computation: As defined in Subsection 3.1(b).

                RCRA: The Resource Conservation and Recovery Act, as amended.

                Real Estate Taxes: All real estate taxes, including general and special assessments, if any, which are imposed upon the Land, and any improvements thereon.

                Regional Market Decline: A period of six (6) consecutive calendar months during which there is a twenty percent (20%) decline in average hotel occupancy from hotel occupancy levels for the same period during the then prior calendar year, for all open and operating hotels in the Smith Travel Research Region in which the Hotel is located, as determined from applicable STR Reports or, if the STR Reports are no longer published, other reputable regional economic data regarding the hospitality industry.

                Rejectable Offer Price: An amount equal to the greater of (a) the Fair Market Value, determined as of the applicable purchase date, or (b) the Minimum Price.

                Release: A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

                Rent: Collectively, the Base Rent, Percentage Rent, Sundry Rent and Additional Charges.

                Repositioning: As defined in Section 3.6.

                SARA: The Superfund Amendments and Reauthorization Act of 1986, as amended.

                Solvent: As to any Person, (a) the sum of the assets of such Person exceeds its liabilities and (b) such Person has sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted.

                State: The state or commonwealth in which the Hotel is located.

                STR Reports: Reports compiled by Smith Travel Research, or its successor, which contain historical supply and demand, occupancy, and average rate information for the Hotel and hotels with which it competes (or, in the event that Smith Travel Research discontinues providing such information, reports of similar nature compiled by an authority recognized nationally in the hospitality industry).

                Subsidiaries: Persons in which Lessee owns, directly or indirectly, more than fifty percent (50%) of the voting stock or control, as applicable.

                Suite Revenue Breakpoint: As defined in Subsection 3.1(b).

                Suite Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with the rental of guest rooms or suites, whether to individuals, groups or transients, at the Hotel, whether on a cash basis or credit, paid or collected, determined in accordance with generally accepted accounting principles, but excluding the following:

                (a) The amount of all credits, rebates or refunds to customers, guests or patrons, and all service charges, finance charges, interest and discounts attributable to charge accounts and credit cards, to the extent the same are paid to Lessee by its customers, guests or patrons, or to the extent the same are paid for by Lessee to, or charged to Lessee by, credit card companies;

                (b) All sales taxes or any other taxes imposed on the rental of such guest rooms or suites;

                (c)   Gratuities or service charges actually paid to employees;

                (d)   Proceeds of business interruption and other insurance; and

                (e)   Sundry Revenues.

                Sundry Rent: As defined in Section 3.1(c).

                Sundry Revenues: All revenues, receipts, and income derived from the Hotel's meeting rooms, telephones, TV and movie rentals, check room, washroom, laundry, valet, vending machines, and other sources not specified herein as Suite Revenues.

                Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain Proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

                Term: As defined in Section 2.1.

                TSCA: The Toxic Substances Control Act, as amended.

                Unavoidable Delays: Delays due to strikes, lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease or any guaranty of this Lease.

                Unavoidable Occurrence. The occurrence of strikes, lockouts, labor unrest, gasoline and other energy shortages, widespread disruption of air, auto or other travel, inability to procure materials or services, power or other utility failure, acts of God (such as hurricanes, tornadoes, earthquakes, floods and mud slides), governmental restrictions, war or other enemy or terrorist action, civil commotion, fire, casualty, condemnation or other similar causes, in each case, if such cause is beyond the reasonable control of Lessee; provided that (i) lack of funds shall not be deemed a cause beyond the reasonable control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease or any guaranty of this Lease, and (ii) any such occurrence is an extraordinary, as opposed to a routine or cyclical, material event that was not reasonably foreseeable when the then-applicable Annual Budget was prepared.

                Uneconomic for its Primary Intended Use: A state or condition of the Hotel such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, the Hotel cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of usable rooms and projected revenues, such that Lessee intends to, and shall, complete the cessation of operations from the Leased Hotel.

                Uniform System: The Uniform System of Accounts for Hotels (9th Revised Edition, 1996) as published by the Hotel Association of New York City, Inc., with such later revisions as may be agreed to by both Lessor and Lessee.

                Unsuitable for its Primary Intended Use: A state or condition of the Hotel such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee, due to casualty damage or loss through Condemnation, the Hotel cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel.

                WARN Act: As defined in Subsection 8.2(b).

                Working Capital: Funds reasonably necessary for the day-to-day operation of the Hotel's business for a thirty (30) day period, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, payrolls, accounts payable, accrued current liabilities, and funds required to maintain Inventories.

                                   ARTICLE 2

                                TERM; TERMINATION

         2.1.   Term.

                (a) The term of the Lease (the "Term") shall commence on the date specified in Schedule 2.1 (the "Commencement Date"), and shall end on the tenth (10th) anniversary of the Commencement Date, unless sooner terminated in accordance with the provisions hereof or extended to an anniversary of the initial expiration date pursuant to this Article 2.

                (b) Lessee is granted the option to extend the Term of this Lease for a period of five (5) years (the "First Extension"), provided that Lessee is not in default hereunder either at the time of deemed exercise of the option or at the end of the original Term, which option must be exercised by written notice to Lessor at least one hundred twenty (120) days prior to the expiration of the original Term. The First Extension shall be upon the same terms, conditions and rentals as set forth herein for the original Term.

                (c) Lessee is granted an option to extend the Term for a period of five (5) years following the end of the First Extension (the "Second Extension"), provided that Lessee is not in default hereunder either at the time of exercise of the option or at the end of the First Extension, which option must be exercised by written notice to Lessor at least one hundred twenty (120) days prior to the expiration of the First Extension. If such option is exercised, Lessor and Lessee shall negotiate in good faith modifications to the Rent for the Second Extension to adjust such Rent to market rates for arms-length hotel REIT leases between unrelated parties for similar hotel properties at that time. In the event Lessor and Lessee are unable to agree upon Rent terms for the Second Extension at least ninety (90) days prior to the expiration of the Term, the Rent terms for the Second Extension shall be determined by a panel of three (3) persons who have generally recognized expertise in evaluating hotel REIT leases and who are not Affiliates of Lessor or Lessee. Lessee and the Lessor each shall have the right to designate one panel member and the two (2) panel members so designated will designate the third panel member. Rent terms approved by at least two (2) of the three (3) panel members will be binding on Lessee and Lessor for the Second Extension, which shall be otherwise on the terms set forth herein. In determining the market rates for the Second Extension, the panel members shall be instructed to consider hotel REIT lease terms with respect to similar hotel property types. The Second Extension shall be otherwise upon the same terms and conditions as set forth herein for the original Term.

         2.2. Lessor's Option to Terminate Lease. In the event Lessor enters into a bona fide contract to sell the Leased Property to a non-Affiliate, there is a Change of Control of Lessor, or the provisions of the Code are amended to permit Lessor to operate hotels or otherwise render the structure embodied by this Lease to be obsolete, Lessor may terminate the Lease by giving not less than thirty (30) days' prior Notice to Lessee of Lessor's election to terminate the Lease effective upon, as appropriate, the closing under such contract, the date of such Change of Control, or the effective date of such amendment to the Code (or any other specified date within 30 days after such date) (the "Optional Termination Date"). Effective upon the Optional Termination Date, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease. As compensation for the early termination of its leasehold estate under this
Section 2.2, Lessor shall within 12 months of the Optional Termination Date either (a) pay to Lessee the fair market value of Lessee's leasehold estate hereunder plus interest thereon at the Base Rate as of the Optional Termination Date or (b) offer to lease to Lessee one or more substitute hotel facilities pursuant to one or more leases that would create for Lessee leasehold estates that have an aggregate fair market value of no less than the fair market value of the original leasehold estate, both such values as determined as of the Optional Termination Date. Lessor also shall pay to Lessee, or reimburse Lessee for any assignment fees, termination fees or other liabilities arising under the Management Agreement solely as a result of the assignment or termination of such Management Agreement in connection with the termination of this Lease under this
Section 2.2. If Lessor elects and complies with the option described in (b) above, regardless of whether Lessee enters into the lease(s) described therein, Lessor shall have no further obligations to Lessee with respect to compensation for the early termination of this Lease. In the event Lessor and Lessee are unable to agree upon the fair market value of an original or replacement leasehold estate, it shall be determined by appraisal using the appraisal procedure set forth in Article 24.

         For the purposes of this Article, fair market value of the leasehold estate means, as applicable, an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for Lessee's leasehold estate under this Lease or an offered replacement leasehold estate, taking into account that the leasehold estate is encumbered by an arm's-length Management Agreement.

         2.3. Transition Procedures. Upon the expiration or termination of the Term of this Lease, for whatever reason (other than a purchase of the Leased Property by Lessee), Lessor and Lessee shall do the following (and the provisions of this Section 2.3 shall survive the expiration or termination of this Lease until they have been fully performed) and, in general, shall cooperate in good faith to effect an orderly transition of the management and/or lease of the Hotel:

                (a)   Transfer of Licenses. Lessee shall use reasonable efforts
(i) to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Hotel (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for, all Licenses; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

                (b) Leases and Concessions. Lessee shall assign to Lessor or Lessor's nominee simultaneously with the termination of this Lease, and the assignee shall assume, all leases and concession agreements in effect with respect to the Hotel then in Lessee's name.

                (c) Books and Records. All books and records for the Hotel kept by Lessee pursuant to Section 4.2 shall be delivered promptly to Lessor or Lessor's nominee, simultaneously with the termination of this Lease, but such books and records shall thereafter be available to Lessee at all reasonable times for inspection, audit, examination, and transcription for a period of one
(1) year and Lessee may retain (on a confidential basis) copies or computer records thereof.

                (d) Receivables and Payables. Lessee shall be entitled to retain all cash, bank accounts and house banks, and to collect all Gross Revenues and accounts receivable accrued through the termination date. Lessee shall be responsible for the payment of Rent, all Gross Operating Expenses and all other obligations of Lessee accrued under this Lease as of the termination date, and Lessor or Lessor's nominee shall be responsible for all Gross Operating Expenses of the Hotel accruing after the termination date.

                (e) Final Accounting. Lessee shall, within forty five (45) days after the expiration or termination of the Term, prepare and deliver to Lessor a final accounting statement, dated as of the date of the expiration or termination, along with a statement of any sums due from Lessee to Lessor pursuant hereto and payment of such funds.

                (f) Inventory. Lessee shall insure that the Leased Property, at the date of such termination or expiration, has Inventory of a substantially equivalent nature and amount as exists at the Leased Property on the Commencement Date, and Lessor or its designee shall acquire such Inventory from Lessee for a sale price equal to the fair market value of such Inventory.

                (g) Surrender. Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair, as would a prudent owner, during the entire Term of the Lease), or damage by casualty or Condemnation (subject to the obligations of Lessee to restore or repair as set forth in the Lease)

         The provisions of this Section 2.3 shall survive the expiration or termination of this Lease until they have been fully performed. Nothing contained herein shall limit Lessor's rights and remedies under this Lease if such termination occurs as the result of an Event of Default.

         2.4. Holding Over. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month 150% of the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last Fiscal Year of the Term, (b) all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE 3
                             RENT; RENT ADJUSTMENTS

         3.1. Rent. Lessee will pay to Lessor in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds, at Lessor's address set forth in
Article 26 hereof or at such other place or to such other Person as Lessor from time to time may designate in a Notice, all Base Rent, Percentage Rent, Sundry Rent and Additional Charges, during the Term, as follows:

                (a) Base Rent: The annual sum specified in Schedule 3.1(a) (prorated for fiscal year 2002), as adjusted pursuant to Subsection 3.1(e) hereof, payable in advance in equal, consecutive monthly installments, on or before the tenth day of each calendar month of the Term ("Base Rent"); provided, however, that the first monthly payment of Base Rent shall be payable during the second calendar month of the Term, and that the first and last monthly payments of Base Rent shall be pro rated as to any partial month (subject to adjustment as provided in Sections 14.5, 15.3 and 15.5).

                (b) Percentage Rent: For each calendar quarter during the Term commencing with the calendar quarter in which the Commencement Date falls and ending with the calendar quarter in which the Term (including any applicable extensions) ends, Lessee shall pay percentage rent ("Percentage Rent").

         Percentage Rent for the applicable quarter shall be an amount equal to the following formula:

                The amount equal to the applicable Quarterly Revenues Computation (as defined below) less the sum of

                      (i) an amount equal to the Base Rent paid with respect to such quarter and all prior calendar quarters of the applicable Fiscal Year and

                      (ii) an amount equal to Percentage Rent paid with respect
                to all prior calendar quarters of the applicable Fiscal Year.

For the purpose of the above formula:

         The quarterly revenues computation ("Quarterly Revenues Computation") is equal to the amount obtained by adding, for the applicable calendar quarter, an amount equal to the sum of (i) seventeen percent (17%) of all Fiscal Year to date Suite Revenues up to the applicable suite revenue breakpoint (the "Suite Revenue Breakpoint") described in Schedule 3.1(b), attached hereto,

(prorated for the first and last calendar quarters of the Term (including any applicable extensions)) and fifty-five percent (55%) of all Fiscal Year to date Suite Revenues in excess of the applicable Suite Revenue Breakpoint. At the beginning of each Fiscal Year, the Suite Revenue Breakpoints shall be adjusted by the same percentage that the Base Rent is adjusted pursuant to Subsection 3.1(e).

The Percentage Rent shall be payable as follows:

       (i) with respect to each calendar month of the Term, except for the calendar months in the first partial and next two full calendar quarters at the beginning of the Term, Lessee shall pay on or before the last day of the calendar month an amount equal to the excess, if any, of (A) seventy-five percent (75%) of the amount of Lessee's budgeted Percentage Rent payable with respect to the then current calendar month (which budgeted amount shall be equal to one-third (1/3) of the quarterly estimate of Percentage Rent included in the Annual Budget for the calendar quarter in which the calendar month occurs) over (B) Base Rent for such calendar month; and

       (ii) with respect to each calendar quarter of the Term, except for the calendar months in the first partial and next two full calendar quarters at the beginning of the Term, Lessee shall pay on or before the 15/th/ day following the end of the calendar quarter an amount equal to the amount, if any, by which the aggregate of all payments in respect of Base Rent and Percentage Rent for such calendar quarter shall be less than the amount determined pursuant to the Quarterly Revenues Computation for such calendar quarter; and

       (iii) with respect to the first partial and next two full calendar quarters at the beginning of the Term, Lessee shall pay on or before the 15/th/ day following the end of the calendar quarter an amount equal to the amount, if any, by which the aggregate of all payments in respect of Base Rent for such calendar quarter shall be less than the amount determined pursuant to the Quarterly Revenues Computation of such calendar quarter.

In no event will the amount of Percentage Rent payable for any calendar quarter or the result of any Quarterly Revenues Computation be less than zero, and there shall be no reduction in the Base Rent regardless of the result of any Quarterly Revenues Computation.

                (c) Sundry Rent. For each calendar quarter during the Term commencing with the calendar quarter in which the Commencement Date falls and ending with the calendar quarter in which the Term (including any applicable extensions) ends, Lessee shall pay sundry rent ("Sundry Rent"). Sundry Rent shall be an amount equal to fifty-five percent (55%) of all Fiscal Year to date Sundry Revenues less an amount equal to Sundry Rent paid with respect to all prior calendar quarters of the applicable Fiscal Year. Sundry Rent shall be payable as follows:

       (i) with respect to each calendar month of the Term, except for the calendar months in the first partial and next two full calendar quarters at the beginning of the Term, on or before the last day of the calendar month an amount equal to seventy-five percent

                (75%) of the amount of Lessee's budgeted Sundry Rent payable with respect to the then current calendar month (which budgeted amount shall be equal to one-third (1/3) of the quarterly estimate of Sundry Rent included in the Annual Budget for the calendar quarter in which the calendar month occurs); and

       (ii) with respect to each calendar quarter of the Term, except for the calendar months in the first partial and next two full calendar quarters at the beginning of the Term, on or before the 15/th/ day following the end of the calendar quarter an amount equal to the amount, if any, by which the aggregate of all payments pursuant to Section 3.1(c)(i) in respect of Sundry Rent for such calendar quarter shall be less than fifty-five percent (55%) of Sundry Revenues for such calendar quarter; and

       (iii) with respect to the first partial and next two full calendar quarters at the beginning of the Term, on or before the 15/th/ day following the end of the calendar quarter.

                (d) Officer's Certificates. Additionally, an Officer's Certificate shall be delivered to Lessor quarterly, together with such quarterly Percentage Rent payment and quarterly Sundry Rent payment, setting forth the calculation of such rent payment for such quarter, within thirty (30) days after each of the first three quarters of each Fiscal Year (or part thereof) in the Term. Such quarterly payments shall be based on the formula set forth in Subsection 3.1(b) and 3.1(c), as applicable. There shall be no reduction in the Base Rent regardless of the result of the Quarterly Revenues Computations.

       In addition, on or before March 1 of each year, commencing with March 1, 2003, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor setting forth the computation of the actual Percentage Rent and Sundry Rent that accrued for each quarter of the Fiscal Year that ended on the immediately preceding December 31 and shall pay to Lessor Percentage Rent and Sundry Rent, if due and payable, for the last quarter of the applicable Fiscal Year. Additionally, if the annual Percentage Rent or Sundry Rent due and payable for any Fiscal Year (as shown in the applicable Officer's Certificate) exceeds the amount actually paid as Percentage Rent or Sundry Rent by Lessee for such year, Lessee also shall pay such excess to Lessor at the time such certificate is delivered. If the Percentage Rent or Sundry Rent actually due and payable for such Fiscal Year is shown by such certificate to be less than the amount actually paid as Percentage Rent or Sundry Rent for the applicable Fiscal Year, Lessor, at its option, shall reimburse such amount to Lessee or credit such amount against subsequent months' Base Rent or Sundry Rent, as applicable, and with respect to Percentage Rent, to the extent necessary, subsequent quarters' Percentage Rent payments. Any such credit to Base Rent shall not be applied for purposes of calculating Percentage Rent payable for any subsequent quarter.

       Any difference between the annual Percentage Rent or Sundry Rent due and payable for any Fiscal Year (as shown in the applicable Officer's Certificate or as adjusted pursuant to Section 3.3) and the total amount of quarterly payments for such Fiscal Year actually paid by Lessee as Percentage Rent or Sundry Rent, whether in favor of Lessor or Lessee, shall bear interest at the Overdue Rate, which interest shall accrue from the due date of the last quarterly payment for the Fiscal Year until the amount of such difference shall be paid or otherwise discharged. Any such interest payable to Lessor shall be deemed to be and shall be payable as Additional Charges.

         The obligation to pay Percentage Rent and Sundry Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent and Sundry Rent accrued prior to such termination date, and Lessee's good faith best estimate of the amount of any unresolved contractual allowances, shall be made not later than two (2) years after such expiration or termination date, but Lessee shall advise Lessor within sixty (60) days after such expiration or termination date of Lessee's best estimate at that time of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever.

                (e) CPI Adjustments to Base Rent and Percentage Rent. For each year of the Term beginning on or after January 1, 2003, the Base Rent shall be adjusted from time to time as follows:

                      (1) If the most recently published Consumer Price Index as of the last day of the last month (the "Comparison Month") of any Fiscal Year is different than the average Consumer Price Index for the twelve (12) month period prior thereto, the Base Rent for the next Fiscal Year shall be adjusted by the percentage change in the Consumer Price Index calculated as follows:

                            (A) The difference between the Consumer Price Index for the most recent Comparison Month and the average Consumer Price Index for the twelve (12) month period prior thereto shall be divided by the average Consumer Price Index for the twenty four (24) month period prior thereto.

                            (B) The Base Rent shall be multiplied by the lesser of (i) seven percent (7%) or (ii) the quotient obtained in subparagraph (e)(1)(A) above.

                            (C) The product obtained in subparagraph (e)(1)(B) above shall be added to the Base Rent.

         Adjustments in the Base Rent shall be effective on the first day of the first calendar month of the Fiscal Year to which such adjusted Base Rent applies. The Suite Revenue Breakpoint then included in the Quarterly Revenues Computation pursuant to Subsection 3.1(b) shall be similarly adjusted, effective with any such adjustment in the Base Rent.

                      (2) If (i) a significant change is made in the number or nature (or both) of items used in determining the Consumer Price Index, or (ii) the Consumer Price Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to the new index in computing the adjusted Base Rent hereunder. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistics on the cost of living in Washington, D.C. that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

                (f) Manager Fund-up Cure Payments. If and to the extent that Manager pays amounts to Lessee pursuant to the Management Agreement in order to avoid termination of the Management Agreement by Lessee for Manager's failure to meet certain performance hurdles described therein, such amounts shall be treated as additional Suite Revenues for purposes of the Percentage Rent calculation hereunder.

                (g) Allocation of Rent. The parties hereto acknowledge and agree that the Base Rent paid or payable by Lessee to Lessor hereunder shall, to the extent relevant, be allocated between the personal property and real property constituting Leased Property hereunder in direct proportion to the then recognizable fair market value of such personal property and real property. Percentage Rent in excess of Base Rent shall be allocated solely to real property.

         3.2. Confirmation of Percentage Rent and Sundry Rent. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with generally accepted accounting principles, that will accurately record all data necessary to compute Percentage Rent and Sundry Rent, and Lessee shall retain, for at least four (4) years after the expiration of each Fiscal Year (and in any event until the reconciliation described in Subsection 3.1(c) for such Fiscal Year has been made), reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent and Sundry Rent for the applicable Fiscal Years. Lessor, at its expense (except as provided hereinbelow), shall have the right from time to time, upon prior written notice to Lessee and Manager, by its accountants or representatives to audit the information that formed the basis for the data set forth in any Officer's Certificate provided under Subsection 3.1(d) and, in connection with such audits, to examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to verify Percentage Rent and Sundry Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements; provided, however that Lessor may only inspect or audit records in Manager's possession subject to the terms of Lessee's access thereto under the Management Agreement. If any such audit discloses a deficiency in the payment of Percentage Rent or Sundry Rent, and either Lessee agrees with the result of such audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any audit that is commenced more than two (2) years after the date Percentage Rent or Sundry Rent for any Fiscal Year is reported by Lessee to Lessor, the deficiency, if any, with respect to such Percentage Rent or Sundry Rent shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee, in which case interest at the Overdue Rate will accrue from the date such payment should have been made to the date of payment thereof. If any such audit discloses that the Percentage Rent or Sundry Rent actually due from Lessee for any Fiscal Year exceed those reported by Lessee by more than three percent (3%), Lessee shall pay the cost of such audit and examination. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Lessor may disclose such information to prospective lenders. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease.

         3.3. Additional Charges. In addition to the Base Rent, Percentage Rent and Sundry Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 3.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. If any installment of Base Rent, Percentage Rent and Sundry Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

         3.4.   Net Lease; No Termination, Abatement, Etc.

                (a) The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, Percentage Rent, Sundry Rent and Additional Charges throughout the Term, all as more fully set forth in Article 5, but subject to any other provisions of this Lease that expressly provide for adjustment or abatement of Rent or other charges or expressly provide that certain expenses or maintenance shall be paid or performed by Lessor.

                (b) Except as otherwise specifically provided in this Lease, and except for loss of the Management Agreement solely by reason of any action or inaction by Lessor, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor (which shall not be unreasonably withheld or delayed) to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any Person other than Lessor, (c) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting

Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

         3.5.   Material Changes in Economic Climate.

                (a) In the event of the occurrence of a Force Majeure or a Hotel Market Decline, Lessor and Lessee shall, in good faith, negotiate possible modifications to the Base Rent and Percentage Rent to reduce such Base Rent and Percentage Rent to recent market rates for hotel REIT leases for similar hotel properties in the Hotel's Competitive Set, retroactively effective as of the first calendar month of the Term following the last day of the six-month period during which such Hotel Market Decline has occurred with the excess of Base Rent and Percentage Rent actually paid for such period over the reduced Base Rent and Percentage Rent, plus interest thereon at the Base Rate, to be credited to the next payments of Rent due and owing hereunder. If Lessor and Lessee are unable to agree that a Force Majeure or a Hotel Market Decline has occurred, within thirty (30) days after the date of written certification from Lessee to Lessor that a Force Majeure and Hotel Market Decline has occurred (accompanied by reasonably detailed computations and documentation to support such assertion), the matter may be submitted by either party to arbitration under Section 25.2 hereof for resolution (during which period Lessee shall continue to pay Base Rent and Percentage Rent as required under Section 3.1 of this Lease). If, within ninety (90) days (during which period Lessee shall continue to pay Base Rent and Percentage Rent as required under Section 3.1 of this Lease) following the date of such written certification from Lessee (or the date of a decision of an arbitrator if required hereunder to determine that a Force Majeure and Hotel Market Decline has occurred), Lessor and Lessee are unable to agree upon the amount of reduction in Base Rent and Percentage Rent contemplated hereby, Lessee shall have the option to terminate this Lease upon not less than thirty (30) days prior written notice to Lessor.

                (b) In the event of the occurrence of a National Economic Decline or a Regional Market Decline, Lessor and Lessee shall, in good faith, negotiate (i) possible modifications to the Base Rent and Percentage Rent to reduce such Base Rent and Percentage Rent to recent market rates for hotel REIT leases for similar hotel properties in the Hotel's Competitive Set, and (ii) possible modifications to the Base and Percentage Rent payable under each of the Other Leases for Other Hotels in the same Region (as defined in the STR Reports) as the Hotel to reduce such Base Rent and Percentage Rent to recent market rates for hotel REIT leases for similar hotel properties in the Hotel's Competitive Set, in each case retroactively effective as of the first calendar month of the Term following the last day of the six month period during which such Regional Market Decline has occurred with the excess of Base Rent and Percentage Rent actually paid for such period over the reduced Base Rent and Percentage Rent, plus interest thereon at the Base Rent, to be credited to the next payments of Rent due and owing hereunder. If, within thirty (30) days after the date of written certification from Lessee to Lessor that a National Economic Decline and Regional Market Decline has occurred (accompanied by reasonably detailed computations and documentation to support such assertion), Lessor and Lessee are unable to agree that a National Economic Decline or Regional Market Decline has occurred, the matter may be submitted by either party to arbitration under Section 25.2 hereof for resolution (during which period Lessee shall continue to pay Base Rent and Percentage Rent as required under Section 3.1 of this Lease). If, within ninety (90) days (during which period Lessee shall continue to pay Base Rent and Percentage Rent as required under Section 3.1 of this Lease) following the date of such initial written certification from Lessee (or the date of a decision of an arbitrator if required hereunder to determine that a National Economic Decline and Regional Market Decline has occurred), Lessor and Lessee are unable to agree upon the amount of reduction in Base Rent and Percentage Rent contemplated hereby, Lessee shall have the option, upon not less than sixty (60) days prior written notice to Lessor, to terminate all (but not less than all) of the Existing Leases of hotels in the same Region as the Hotel, including this Lease.

         3.6. Rent Adjustment: Basic Assumptions Incorrect. Except to the extent that doing so would cause Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code, notwithstanding anything herein (other than Article 19) to the contrary, if (i) the facts and circumstances underlying the documented, basic assumptions upon which both Lessor and Lessee have relied in determining the Base Rent, the Suite Revenue Breakpoint, and the Percentage Rent payable hereunder become materially incorrect solely as a result of (A) a decision to re-brand the Hotel that is made after the Commencement Date, (B) the scope or cost of substantial renovations or other capital improvements to the Hotel, or (C) the implementation of any other hotel repositioning strategies (that were not planned as of the Commencement Date) resulting in significant disruption of the operations of the Hotel (collectively, a "Repositioning"), and (ii) Lessor and Lessee so agree in writing, then Lessor and Lessee shall, in good faith, negotiate modifications to the Base Rent, Suite Revenue Breakpoint and Percentage Rent to adjust (i.e., increase, decrease or reallocate among revenue categories) such Base Rent, Suite Revenue Breakpoint and Percentage Rent to reflect such change in basic assumptions for the affected periods, using the same methodology and other basic assumptions as were initially utilized in determining the Base Rent, Suite Revenue Breakpoint and Percentage Rent hereunder. If Lessor and Lessee are unable to agree, within thirty (30) days after the date of written certification from either Lessee or Lessor to the other party that a good faith dispute exists, as to the existence of the occurrence of a Repositioning or the adjustments to be made to the amounts or percentages for the Base Rent, Suite Revenue Breakpoint and Percentage Rent hereunder as a result of any repositioning, the dispute may be submitted by either party to arbitration under Section 25.2 hereof for resolution (during which period Lessee shall continue to pay Base Rent and Percentage Rent as required under Section 3.1 of this Lease); provided, however, that for purposes of applying the procedures in Section 25.3 to such arbitration, the target deadline therein for concluding the arbitration shall be shortened from ninety
(90) days to thirty (30) days.

                                   ARTICLE 4
                        ANNUAL BUDGETS; BOOKS AND RECORDS

         4.1. Annual Budget. Not later than thirty (30) days prior to the commencement of each Fiscal Year, Lessee shall submit the Annual Budget to Lessor. The Annual Budget shall contain the following, to the extent included in the operating budgets and capital budgets provided to Lessee by Manager under the management agreement for the Hotel:

                (a) Lessee's reasonable estimate of Gross Revenues (including room rates and Suite Revenues), Gross Operating Expenses, and Gross Operating Profits for the forthcoming Fiscal Year itemized on schedules on a quarterly basis as approved by Lessor and Lessee, as same may be revised or replaced from time to time by Lessee and approved by Lessor, together with the assumptions, in narrative form, forming the basis of such schedules.

                (b) An estimate of the amounts to be dedicated to the repair, replacement, or refurbishment of Furniture and Equipment.

                (c) An estimate of any amounts Lessor will be required to provide for required or desirable capital improvements to the Hotel or any of its components.

                (d)   A cash flow projection.

                (e) A business plan, which shall describe business objectives and strategies for the forthcoming Fiscal Year, and shall include without limitation an analysis of the market area in which the Hotel competes, a comparison of the Hotel and its business with competitive hotels, an analysis of categories of potential guests, and a description of sales and marketing activities designed to achieve and implement identified objectives and strategies.

         4.2. Books and Records. Lessee shall keep full and adequate books of account and other records reflecting the results of operation of the Hotel on an accrual basis, all in accordance with generally accepted accounting principles and the obligations of Lessee under this Lease. The books of account and all other records relating to or reflecting the operation of the Hotel shall be kept either at the Hotel or at Lessee's offices in Richmond, Virginia or at Manager's central offices, and shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times, upon prior written notice to Lessee and Manager, for examination, audit, inspection, and transcription; provided, however that Lessor may only inspect or audit records in Manager's possession subject to the terms of Lessee's access thereto under the Management Agreement. All of such books and records pertaining to the Hotel including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessor and shall not be removed from the Hotel or Lessee's offices or Manager's central offices (but may be moved among any of the foregoing) by Lessee without Lessor approval.

                                    ARTICLE 5
                            IMPOSITIONS; HOTEL COSTS

         5.1. Payment of Impositions. Subject to Section 12.2 (relating to permitted contests), Lessee will pay, or cause to be paid, all Impositions (other than Real Estate Taxes and Personal Property Taxes, which shall be paid by Lessor) before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Section 12.2) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes, Personal Property Taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article 16. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessee shall file all Personal Property Tax returns in such jurisdictions where it is legally required so to file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property classified as personal property. Where Lessor is legally required to file Personal Property Tax returns, Lessee shall provide Lessor with copies of assessment notices in sufficient time for Lessor to file a protest. Lessor may, upon Notice to Lessee, at Lessor's option and at Lessor's sole expense, protest, appeal, or institute such other proceedings (in its or Lessee's name) as Lessor may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessor, and Lessee, at Lessor's expense as aforesaid, shall fully cooperate with Lessor in such protest, appeal, or other action. Lessor hereby agrees to indemnify, defend, and hold harmless Lessee from and against any claims, obligations, liabilities and loss against or incurred by Lessee in connection with such cooperation. Billings for reimbursement of Personal Property Taxes by Lessee to Lessor shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon Notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such Notice, Lessee, at Lessor's expense, shall cooperate fully with such activities.

                5.2. Notice of Impositions. Lessor shall give prompt Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto.

                5.3. Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

                5.4. Utility Charges. Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term.

                5.5. Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverage's required to be maintained by it under
Article 13.

                5.6. Fees. Lessee will maintain in full force and effect, and pay or cause to be paid all fees and other charges payable pursuant to, any Management Agreement with respect to the Hotel.

                5.7. Ground Rent. In the event that Lessor's interest in the Land is pursuant to a Ground Lease or sublease, Lessor shall be solely responsible for the payment of any ground rent, building rent or subrent, as the case may be, due with respect to the Leased Property.


                                   ARTICLE 6
                   LEASED PROPERTY; LESSEE'S PERSONAL PROPERTY

                6.1. Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

                6.2. Lessee's Personal Property. Lessee will acquire and maintain throughout the Term such Inventory as is required to operate the Leased Property in the manner contemplated by this Lease. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory) owned by Lessee. Lessee, at the commencement of the Term, and from time to time thereafter, shall provide Lessor with an accurate list of all such items of Lessee's personal property (collectively, the "Lessee's Personal Property"). Lessee may, subject to the first sentence of this Section 6.2 and the conditions set forth below, remove any of Lessee's Personal Property set forth on such list at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property, other than Inventory, not removed by Lessee within ten (10) days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Subsection 2.3(g), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor. Upon the expiration or earlier termination of the Term, Lessor or its designee shall have the option to purchase all Inventory on hand at the Leased Property at the time of such expiration or termination for a sale price equal to the fair market value of such Inventory. Lessee may make such financing arrangements, title retention agreements, leases or other agreements with respect to Lessee's Personal Property as it sees fit provided that Lessee first advises Lessor of any such arrangement and such arrangement expressly provides that in the event of Lessee's default thereunder, Lessor (or its designee) may assume Lessee's obligations and rights under such arrangement.

                6.3. Lessor's Lien. To the fullest extent permitted by applicable law, Lessor is granted a lien and security interest on all Lessee's personal property now or hereinafter placed in or upon the Leased Property, and such lien and security interest shall remain attached to such Lessee's personal property until payment in full of all Rent and satisfaction of all of Lessee's obligations hereunder; provided, however, Lessor shall subordinate its lien and security interest to that of any non-Affiliate of Lessee which finances such Lessee's personal property or any non-Affiliate conditional seller of such Lessee's personal property, the terms and conditions of such subordination to be satisfactory to Lessor in the exercise of reasonable discretion. Lessee shall, upon the request of Lessor, execute such financing statements or other documents or instruments reasonably requested by Lessor to perfect the lien and security interests herein granted. Lessee hereby authorizes Lessor to execute and file financing statements signed only be a representative of Lessor covering the security interest of Lessor in Lessee's personal property.

                6.4. Lessor's Option to Purchase Assets of Lessee. Effective on not less than ninety (90) days' prior Notice given at any time within one hundred eighty (180) days before the expiration of the Term, but not later than ninety (90) days prior to such expiration, or upon such shorter Notice period as shall be appropriate if this Lease is terminated prior to its expiration date, Lessor shall have the option to purchase all (but not less than all) of the assets of Lessee, tangible and intangible, relating to the Leased Property (other than this Lease), at the expiration or termination of this Lease for an amount (payable in cash on the expiration date of this Lease) equal to the fair market value thereof as appraised in conformity with Article 24, except that the appraisers need not be members of the American Institute of Real Estate Appraisers, but rather shall be appraisers having at least ten (10) years' experience in valuing similar assets. Notwithstanding any such purchase, Lessor shall obtain no rights to any trade name or logo used in connection with the Management Agreement unless separate agreement as to such use is reached with the applicable franchisor.

                                   ARTICLE 7
                      CONDITION AND USE OF LEASED PROPERTY

                7.1. Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Provided, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor in title (other than any Affiliate of Lessee which conveyed the Property to Lessor) for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation.

         7.2.   Use of the Leased Property.

                (a) Lessee covenants that it will proceed with all due diligence and will exercise reasonable efforts to obtain and to maintain all Licenses and other approvals needed to use and operate the Leased Property and the Hotel under applicable local, state and federal law.

                (b) Lessee shall use or cause to be used the Leased Property only as a Residence Inn by Marriott hotel facility, and for such other uses as may be necessary or incidental to such use or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

                (c) Subject to the provisions of Articles 14, 15, 18 and 21, Lessee covenants and agrees that during the Term it will (1) operate continuously the Leased Property as a hotel facility, (2) keep in full force and effect and comply with all the provisions of the Management Agreement, (3) not terminate or amend the Management Agreement without the consent of Lessor (which shall not be unreasonably withheld or delayed), (4) maintain appropriate certifications and Licenses for such use and (5) seek to maximize the Gross Revenues generated therefrom consistent with sound business practices.

                (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Hotel, nor shall Lessee cause or permit any nuisance thereon.

                (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Hotel on the Leased Property.

         7.3. Lessor to Grant Easements, Etc. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed and Lessor's Mortgagee), (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant, release, dedication, transfer, petition or amendment does not interfere with the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

                                   ARTICLE 8
              LESSEE'S COMPLIANCE WITH LAW; ENVIRONMENTAL COVENANTS

         8.1. Compliance with Legal and Insurance Requirements, Etc. Subject to Subsection 8.3(b) below and Section 12.2 (relating to permitted contests), Lessee, at its expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property (excluding any repair or restoration of any portion of the Leased Property required to be made by Lessor pursuant to Subsection 9.1(b) below, which repair shall be made by Lessor), and (b) procure, maintain and comply with all appropriate Licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

         8.2.   Legal Requirement Covenants.

                (a) Subject to Subsection 8.3(b) and Subsection 9.1(b) below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all sub-tenants, invitees or others within its control so to comply with all Legal Requirements). Lessee may, however, upon prior Notice to Lessor, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such Legal Requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the occurrence of any charge or liability of any kind, or the filing of any lien, against the Hotel or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both
(a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

                (b) As between Lessor and Lessee, Lessee is solely responsible for all liabilities or obligations of any kind with respect to employees at the Leased Property during the Term. Without limiting the generality of the foregoing sentence, Lessee is solely responsible for any required compliance with the Worker Adjustment, Retraining and Notification Act of 1988 (the "WARN Act") or any similar state law applicable to the Leased Property; any required compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); and all alleged and actual obligations and claims arising from or relating to any employment agreement, collective bargaining agreement or employee benefit plans, any grievances, arbitration's, or unfair labor practice charges, and relating to compliance with any applicable state or federal labor employment law, including but not limited to all laws pertaining to discrimination, workers' compensation, unemployment compensation, occupational safety and health, unfair labor practices, family and medical leave, and wages, hours or employee benefits. Lessee agrees to indemnify and defend and hold harmless Lessor from and against any claims relating to any of the foregoing matters. Lessee further agrees to reimburse Lessor for any and all losses, damages, costs, expenses, liabilities and obligations of any kind, including without limitation reasonable attorney's fees and other legal costs and expenses, incurred by Lessor in connection with any of the foregoing matters.

                (c) Notwithstanding the Lessee's obligations under Section 8.1 to obtain and maintain all permits and licenses required for the use of the Leased Property, and without limiting any obligations of Lessee hereunder, if
(i) applicable law requires that the owner (rather than a lessee) of a hotel be the licensee under the required liquor license for the Hotel or (ii) the former owner of the Hotel is holding the liquor license and continuing to exercise management and supervision of the liquor services at the Hotel pending transfer of the license to Lessor or Lessee, the Lessee shall indemnify and hold Lessor harmless from any liability, damages or claims (a) arising in connection with liquor operations at the Hotel during such period of time following the

Commencement Date, except to the extent caused by Lessor's gross negligence or willful misconduct or (b) made by or through the former owner with respect to liquor operations at the Hotel following the Commencement Date.

         8.3. Environmental Covenants. Lessor and Lessee (in addition to, and not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and
8.2 hereof) covenant and agree as follows:

                (a) At all times hereafter until the later of (i) such time as all liabilities, duties or obligations of Lessee to Lessor under the Lease have been satisfied in full and (ii) such time as Lessee completely vacates the Leased Property and surrenders possession of the same to Lessor, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon. Lessee agrees to give Lessor prompt Notice of (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property;
(3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

                (b) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities other than (i) Environmental Liabilities resulting from conditions disclosed in any environmental audit obtained by Lessor and provided to Lessee prior to the execution of this Lease (the "Environmental Audit"), and (ii) Environmental Liabilities which were caused by the acts or negligent failures to act of Lessee.

                (c) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities which were (i) resulting from conditions disclosed in the Environmental Audit, and (ii) caused by the acts or negligent failures to act of Lessee.

                (d) If any Proceeding is brought against any Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Subsection 8.3(b) or (c), the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld or delayed; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless such counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld or delayed. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld or delayed, but if

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

settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld or delayed), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities and loss incurred by such Indemnified Parties by reason of such settlement or judgement.

                (e) At any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability, upon reasonable prior Notice to Lessee and Manager stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may he conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.

                (f) The indemnification rights and obligations provided for in this Article 8 shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease.

                (g) The indemnification rights and obligations provided for in this Article 8 shall survive the termination of this Lease.

         For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnified Party, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

         Notwithstanding anything to the contrary contained in this Lease, if Lessor shall become entitled to the possession of the Leased Property by virtue of the termination of the Lease or repossession of the Leased Property, then Lessor may assign its indemnification rights under this Section 8.3 (but not any other rights under this Section 8.3) to any Person to whom Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein:

                       (i) The indemnification rights referred to in this section may be assigned only if a known Environmental Liability then exists or if a Proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property;

                       (ii) Such indemnification rights shall be limited to Environmental Liabilities relating to or specifically affecting the Leased Property; and

                       (iii) Any assignment of such indemnification rights shall be limited to the immediate transferee of Lessor, and shall not extend to any such transferee's successors or assigns.

                                   ARTICLE 9
             MAINTENANCE AND REPAIRS; ENCROACHMENTS AND RESTRICTIONS

         9.1.   Maintenance and Repairs.

                (a) Lessee, at its sole expense, will keep the Leased Property, and all private roadways, sidewalks and curbs appurtenant thereto that are under Lessee's control, including windows and plate glass, mechanical, electrical and plumbing systems and equipment (including conduit and ductware), and non-load bearing interior walls, and parking lot surfaces, in good order and repair, except (i) for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof) and (ii) to the extent of damage caused by Lessor's gross negligence or willful misconduct or that of its employees or agents, and, except as otherwise provided in Subsection 9.1(b),
Article 14 or Article 15, with reasonable promptness, make all necessary and appropriate repairs replacements, and improvements thereto of every kind and nature, whether interior or exterior ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property, except as to the structural elements of the Leased Improvements. Lessee, however, shall be permitted to prosecute claims against Lessor's predecessors in title for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

                (b) Notwithstanding Lessee's obligations under Subsection 9.1(a) above, except to the extent of damage caused by Lessee's negligence or willful misconduct or that of its employees or agents, Lessor shall be required to bear the cost of maintaining any underground utilities and the structural elements of the Leased Improvements, including exterior walls and the roof of the Hotel (but excluding windows and plate glass, mechanical, electrical and plumbing systems and equipment, including conduit and ductware, and non-load bearing walls, and parking lot surfaces). Except as set forth in the preceding sentence and in Section 10.5, Lessor shall not under any circumstances be required to build or rebuild any improvement on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor, pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted, except following default by Lessor under this Lease, to the extent of repairs (for which Lessor is obligated hereunder) required to be made in order for the Hotel, and Lessee's use thereof, to comply with Lessee's obligations under the Management Agreement. Lessor shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

                (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

         9.2. Encroachments, Restrictions, Etc. Lessor represents and warrants that the Leased Improvements do not materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject. Except to the extent that such representation and warranty is breached by Lessor, if any of the Leased Improvements, at any time hereafter, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any Person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article 10. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way

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

discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor.

                                   ARTICLE 10
                   ALTERATIONS AND IMPROVEMENTS; FF&E RESERVE

         10.1. Alterations. After receiving approval of Lessor, which approval shall not be unreasonably withheld or delayed, Lessee shall have the right to make such additions, modifications or improvements to the Leased Property from time to time as Lessee deems desirable for its permitted uses and purposes, provided that such action will not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and will not significantly impair the revenue-producing capability of the Leased Property or adversely affect the ability of Lessee to comply with the provisions of this Lease. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor.

         10.2. Salvage. All materials which are scrapped or removed in connection with the making of repairs required by Articles 9 or 10 shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

         10.3. Joint Use Agreements. If Lessee constructs additional improvements that are connected to the Leased Property or share maintenance facilities, HVAC, electrical, plumbing or other systems, utilities, parking or other amenities, the parties shall enter into a mutually agreeable cross-easement or joint use agreement, the form of which has been approved in advance by Lessor, to make available necessary services and facilities in connection with such additional improvements, to protect each of their respective interests in the properties affected, and to provide for separate ownership, use, and/or financing of such improvements.

         10.4.  [Reserved].

         10.5. Furniture, Fixture and Equipment Allowance. Lessor shall be obligated to pay Lessee, when and as required to meet the requirements of the Management Agreement for a reserve for periodic repair, replacement or refurbishing of furniture, fixtures and equipment that constitute Leased Property, an amount equal up to six percent (6%) of Suite Revenues monthly. Upon written request by Lessee to Lessor stating the specific use to be made and the reasonable approval thereof by Lessor (or as otherwise required by the Manager under the Management Agreement), such reserve funds (and additional funds of Lessor, if necessary) shall be made available by Lessor for use by Lessee for replacement or refurbishing of furniture, fixtures and equipment that constitute Leased Property in connection with the Primary Intended Use; provided, however, that no amounts made available under this Article shall be used to purchase property (other than "real property" within the meaning of Treasury Regulations
Section 1.856-3(d)), to the extent that doing so would cause Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code. Lessor's obligation shall be cumulative, but not compounded, and any amounts that have accrued hereunder shall be payable in future periods for such uses and in accordance with the procedure set forth herein. Lessee shall have no interest in any accrued obligation of Lessor hereunder after the termination of this Lease.

                                   ARTICLE 11
                      COMPLIANCE WITH MANAGEMENT AGREEMENT

         11.1. Compliance with Management Agreement. To the extent any of the provisions of the Management Agreement impose a greater obligation on Lessee than the corresponding provisions of the Lease, then Lessee shall be obligated to comply with, and to take all reasonable actions necessary to prevent breaches or defaults under, the provisions of the Management Agreement. It is the intent of the parties hereto that Lessee shall comply in every respect with the provisions of the Management Agreement so as to avoid any material default thereunder during the term of this Lease. Lessee shall not terminate, extend or enter into any material modification of the Management Agreement without in each instance first obtaining Lessor's prior written consent, which shall not be unreasonably withheld. Lessor and Lessee agree to cooperate with each other in the event it becomes necessary to obtain a franchise extension or modification (or, at Lessor's option, a new franchise) for the Leased Property, and in any transfer of the Management Agreement to Lessor or any designee of Lessor or any successor to Lessee upon the termination of this Lease. In the event of expiration or termination of a Management Agreement, for whatever reason, Lessor will have the right, in the exercise of its sole discretion, to approve any new Management Agreement for the Hotel.

                                   ARTICLE 12
                          PERMITTED LIENS AND CONTESTS

         12.1. Liens. Subject to the provisions of Section 12.2 relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters included as exceptions in the title policy insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes upon Lessor or the Leased Property which Lessee is not required to pay hereunder, (e) subleases permitted by Article 20 hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Section 12.2, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Section 12.2 hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of Article 22 of this Lease.

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

         12.2. Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Section 12.1, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Section provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of any portion of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust, security deed or other agreement encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five (5) days of the same. Lessor agrees to join in any such proceedings if the same be required legally to prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability or loss for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such liabilities, losses, costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this Section and diligently to prosecute any contest of the same, Lessor may, upon ten (10) days' advance Notice to Lessee, and Lessee's failure to correct the same within such ten (10) day period, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease; provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any Claims.

                                   ARTICLE 13
                             INSURANCE REQUIREMENTS

         13.1. General Insurance Requirements. During the Term of this Lease, Lessor and Lessee shall at all times keep the Leased Property insured with the kinds and amounts of insurance described below, or such other insurance coverage(s) as may be required by the Management Agreement. This insurance shall be written by companies authorized to issue insurance in the State. The policies must name Lessor and Mortgagee and/or Lessee, as applicable, as the insured or as an additional named insured, as the case may be. Losses shall be payable to Lessor or Lessee as provided in this Lease. Any loss adjustment shall require the written consent of Lessor and

Lessee, each acting reasonably and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property, including the Leased Improvements, Fixtures and Lessee's Personal Property, shall include the following:

                (a)   Lessor shall obtain and maintain, at its own expense:

                      (i) Building insurance on the "Special Form" (formerly "All Risk" form) (including earthquake and flood in reasonable amounts as determined by Lessor) in an amount not less than 100% of the then full replacement cost thereof (as defined in Section 13.2) or such other amount which is acceptable to Lessor and Lessee, and personal property insurance (on other than Lessee's Personal Property) on the "Special Form" in the full amount of the replacement cost thereof;

                      (ii) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Hotel, in the minimum amount of $5,000,000 or in such greater amounts as are then customary; and

                      (iii) Loss of income insurance on the "Special Form", in the amount of one year of Base Rent and Additional Charges (to the extent quantifiable) for the benefit of Lessor.

                (b)   Lessee shall obtain and maintain, at its own expense:

                      (i) Personal property insurance on Lessee's Personal Property on the "Special Form" in the full amount of the replacement cost thereof;

                      (ii) Comprehensive general liability insurance, with amounts not less than $10,000,000 covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, with respect to Lessor, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessor and Lessee;

                      (iii) Insurance covering such other hazards and in such amounts as may be customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered, as may be reasonably requested by Lessor;

                      (iv) Fidelity bonds with limits and deductibles as may be reasonably requested by Lessor, covering Lessee's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

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

                      (v) Worker's compensation insurance coverage for all persons, if any, employed by Lessee on the Leased Premises, to the extent necessary to protect Lessor and the Leased Property against Lessee's worker's compensation claims, such worker's compensation insurance to be in accordance with the requirements of applicable local, state and federal law;

                      (vi) Vehicle liability insurance for owned, non-owned, and hired vehicles, in the amount of $5,000,000; and

                      (vii) Such other insurance as Lessor may reasonably request for facilities such as the Leased Property and the operation thereof.

         13.2. Replacement Cost. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the Lease Term, it shall have the right to have such full replacement cost re-determined.

         13.3. Waiver of Subrogation. All insurance policies carried by Lessor or Lessee covering the Leased Property, the Fixtures, the Hotel or Lessee's Personal Property, including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

         13.4.  Form Satisfactory, Etc.

                (a)   All of the policies of insurance referred to in this
Article 13 to be maintained by Lessee shall be written in a form, with deductibles and by insurance companies satisfactory to Lessor. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, and Lessee shall reimburse Lessor for any premium or premiums paid by Lessor for the coverages required of Lessee under this Article 13 upon written demand therefor, and Lessee's failure to repay the same within thirty (30) days after Notice of such failure from Lessor shall constitute an Event of Default within the meaning of Section 16.1. Each insurer mentioned in this Article 13 shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty
(30) days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

                (b)   All of the policies of insurance referred to in this
Article 13 to be maintained by Lessor shall be written in a form, with deductibles and by insurance companies satisfactory to Lessee. Lessor shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessee prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and in the event of the failure of Lessor either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessee at the times required, Lessee shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, and Lessor shall reimburse Lessee for any premium or premiums paid by Lessee for the coverages required under this Section upon written demand therefor. Each insurer mentioned in this Article 13 shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessee, that it will give to Lessee thirty (30) days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

         13.5. Increase in Limits. If either Lessor or Lessee at any time deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor and Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Article 13.

         13.6. Blanket Policy. Notwithstanding anything to the contrary contained in this Article 13. Lessee or Lessor may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee (or Manager) or Lessor; provided, however, that the coverage afforded to Lessor and Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article 13 are otherwise satisfied.

         13.7. No Separate Insurance. Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as additional insured, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. Lessee shall immediately notify Lessor of any such separate insurance that Lessee has obtained or of the increase of any of the amounts of the then existing insurance.

         13.8. Reports On Insurance Claims. Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, claims for damage relating to the ownership, operation, and maintenance of the Hotel, any damage or destruction to the Hotel and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a final copy of such report shall be furnished to Lessor. Lessee shall be authorized to

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

adjust, settle, or compromise any insurance loss, or to execute proofs of such loss, in the aggregate amount of $25,000 or less, with respect to any single casualty or other event.

                                   ARTICLE 14
                   CASUALTY INSURANCE PROCEEDS; RECONSTRUCTION

         14.1. Insurance Proceeds. Subject to the provisions of Section 14.4, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, insured under any policy of insurance required by Article 13 of this Lease, shall be paid to Lessor and held in trust by Lessor in an interest-bearing account, shall be made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance (and accrued interest) remaining after the completion of the restoration or reconstruction of the Leased Property, as hereinafter set forth, shall be paid to Lessee. If neither Lessor nor Lessee is required or elects to repair and restore, and the Lease is terminated without purchase by Lessee as described in Section 14.2, all such insurance proceeds shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessor.

         14.2. Reconstruction in the Event of Damage or Destruction Covered by Insurance.

                (a) Except as provided in Section 14.6 and subject to the right of the Mortgagee, if during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance described in Article 13 and the Hotel thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall, at Lessee's option, either (1) restore the Hotel to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, or (2) offer to acquire the Leased Property from Lessor for a purchase price equal to the Rejectable Offer Price of the Leased Property. If Lessee restores the Hotel, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions, and any excess proceeds remaining after such restoration shall be paid to Lessee. If Lessee acquires the Leased Property, Lessee shall receive the insurance proceeds. If Lessor does not accept Lessee's offer so to purchase the Leased Property within ninety (90) days, Lessee may withdraw its offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder and Lessor shall be entitled to retain all insurance proceeds.

                (b) Except as provided in Section 14.6, if during the Term the Leased Property is partially destroyed by a risk covered by the insurance described in Article 13, but the Hotel is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Hotel to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease. Such damage or destruction shall not terminate this Lease; provided, however, that if Lessee cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses and conditional use permits, after diligent efforts to do so, to perform all required repair and restoration work and to operate the Hotel for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction and otherwise in accordance with the terms of the Lease, Lessee may offer to purchase the Leased Property for a purchase price equal to the Rejectable Offer Price of the Leased Property, determined without regard to such damage or destruction if insurance proceeds are available to restore the Hotel. If Lessee makes such offer and Lessor does not accept the same, Lessee shall withdraw such offer, in which event this Lease shall remain in full force and effect and Lessee shall immediately proceed to restore the Hotel to substantially the same condition as existed immediately before such damage or destruction and otherwise in accordance with the terms of the Lease. If Lessee restores the Hotel, the insurance proceeds shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions specified by Lessor, and any excess proceeds remaining after such restoration shall be paid to Lessee.

                (c) If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance it maintains as required under Article 13, Lessee shall be obligated to contribute any excess amounts needed to restore the Hotel. Such difference shall be paid by Lessee to Lessor promptly after Lessee receives Lessor's written invoice therefor, to be held in trust in an interest-bearing account, together with any other insurance proceeds, for application to the cost of repair and restoration.

                (d) If Lessor accepts Lessee's offer to purchase the Leased Property under this Article, this Lease shall terminate as to the Leased Property upon payment of the purchase price, and Lessor shall remit to Lessee all insurance proceeds pertaining to the Leased Property being held in trust by Lessor.

         14.3. Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. Except as provided in Section 14.6, if during the Term the Hotel is totally or materially destroyed by a risk not covered by the insurance described in Article 13, whether or not such damage or destruction renders the Hotel Unsuitable for its Primary Intended Use, Lessee at its option shall either, (a) at Lessee's sole cost and expense, restore the Hotel to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease, or
(b) offer to purchase the Leased Property for a purchase price equal to the Rejectable Offer Price of the Leased Property without regard to such damage or destruction. If such damage or destruction is not material, Lessee shall restore the Hotel to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease. If Lessor does not accept Lessee's offer so to purchase the Leased Property within ninety (90) days, Lessee may withdraw its offer to purchase the Leased Property and, if so withdrawn, Lessee may terminate the Lease with respect to the Leased Property without further liability hereunder.

         14.4. Lessee's Property. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

         14.5. Abatement of Rent. Any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during the first three (3) months of any period required for the applicable repair and restoration. Thereafter, Base Rent shall be equitably abated.

         14.6.  Damage Near End of Term. Notwithstanding any provisions of
Section 14.2 or 14.3 appearing to the contrary, if damage to or destruction of the Hotel rendering it unsuitable for its Primary Intended Use occurs during the last twenty-four (24) months of the Term, then Lessor or Lessee shall have the right to terminate this Lease by giving Notice, respectively, to Lessee or Lessor within thirty (30) days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately, and this Lease shall automatically terminate five (5) days after the date of such Notice.

         14.7. Waiver. Lessee hereby waives any statutory rights of termination that may arise by reason of any damage or destruction of the Hotel that Lessor is obligated to restore or may restore under any of the provisions of this Lease.

                                   ARTICLE 15
                         CONDEMNATION; AWARD ALLOCATION

         15.1.  Definitions.

                (a) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                (b) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                (c) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

                (d) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

         15.2. Parties' Rights and Obligations. If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article 15.

         15.3. Total Taking If title to the fee of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by Notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and

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

Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.

         15.4. Allocation of Award. The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of Lessee's business during the remaining Term, if any, for the taking of Lessee's Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, Lessee shall not initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to Lessor.

         15.5. Partial Taking. If title to less than the whole of the Leased Property is condemned, and the Leased Property is not Unsuitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects to terminate this Lease as provided in
Section 15.3, Lessee at its cost shall with all reasonable dispatch restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation. Lessor shall contribute to the cost of restoration that part of its Award specifically allocated to such restoration, if any, together with severance and other damages awarded for the taken Leased Improvements; provided, however, that the amount of such contribution shall not exceed such cost. In the event of such a partial Taking, this Lease shall not terminate, but the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, or the revenues affected by such partial Taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within thirty (30) days after such partial Taking, the matter may be submitted by either party to a court of competent jurisdiction for resolution.

         15.6. Temporary Taking. If the whole or any part of the Leased Property (other than the fee) or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy (which shall mean a period not to exceed two years), this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the terms herein specified, the full amounts of Base Rent and Additional Charges. In addition, Lessee shall pay Percentage Rent at a rate equal to the average Percentage Rent during the last three (3) preceding Fiscal Years (or if three (3) Fiscal Years shall not have elapsed, the average during the preceding Fiscal Years). Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as in this Section 15.6 described, the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense (subject to Lessor's contribution as set forth below), restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration. If restoration is required hereunder, Lessor shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any, and Lessee shall fund the balance of such costs in a manner reasonably satisfactory to Lessor.

                                   ARTICLE 16
                      DEFAULT BY LESSEE; LESSOR'S REMEDIES

         16.1. Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs:

                (a) if an Event of Default occurs under any other lease between Lessor or any Affiliate of Lessor and Lessee or any Affiliate of Lessee; or

                (b) if Lessee fails to make payment of the Base Rent within ten (10) days after the same becomes due and payable; or

                (c) if Lessee fails to make payment of Percentage Rent when the same becomes due and payable and such condition continues for a period of thirty (30) days after the end of the applicable quarter; or

                (d) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of thirty (30) days after receipt by Lessee of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond ninety (90) days after such Notice; or

                (e) if Lessee shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within sixty (60) days after the entry of an order in respect thereof, or if a receiver of Lessee or of the whole or substantially all of the assets of Lessee shall be appointed in any proceeding brought by Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee and shall not be vacated or set aside or stayed within sixty (60) days after such appointment; or

                (f) if Lessee is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets; or

                (g) if, except as expressly permitted herein, the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (unless Lessee is contesting such lien or attachment in good faith in accordance with Section 12.2 hereof) or there is a Change of Control of Lessee; or

                (h) if, except as a result of damage, destruction or a partial or complete Condemnation as contemplated by this Lease, Lessee voluntarily ceases operations on the Leased Property for a period in excess of thirty (30) days; or

                (i) if an event of default has been declared by the Manager under the Management Agreement with respect to the Hotel as a result of any action or failure to act by Lessee or any Person with whom Lessee contracts for management services at the Hotel, and such default is not cured by the earlier of (A) ten (10) days following notice from Lessor or (B) such earlier date as is required for Lessee to avoid termination of the Management Agreement by the Manager;

then, and in any such event, Lessor may exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Lease by giving Lessee not less than ten (10) days' Notice of such termination.

                If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

                No Event of Default (other than a failure to make a payment of money) shall be deemed to exist under clause (d) during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee remedies such default or Event of Default without further delay.

         16.2. Surrender. If an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and is continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, if requested by Lessor so to do, immediately surrender to Lessor the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by summary proceedings, ejectment or otherwise, and may remove Lessee and all other Persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law. Lessee hereby waives any and all requirements of applicable laws for service of notice to re-enter the Leased Property. Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages.

         16.3. Damages. Neither (a) the termination of this Lease, (b) the repossession of the Leased Property, (c) the failure of Lessor to relet the Leased Property, nor (d) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination.

                Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's default, either:

                      (i) Without termination of Lessee's right to possession of the Leased Property, each installment of Rent (including Percentage Rent as determined below) and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease; or

                      (ii)  the sum of:

                            (A) the unpaid Rent which had been earned at the time of termination, repossession or reletting, and

                            (B)  the worth at the time of termination,
                repossession or reletting of the amount by which the unpaid Rent for the balance of the Term after the time of termination, repossession or reletting, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided and as reduced for rentals received after the time of termination, repossession or reletting, if and to the extent required by applicable law, and

                            (C) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things, would be likely to result therefrom.

                The worth at the time of termination, repossession or reletting of the amount referred to in subparagraph (B) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus one percent (1%). Percentage Rent for the purposes of this Section
16.3 shall be a sum equal to (i) the average of the annual amounts of the Percentage Rent for the three (3) Fiscal Years immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place, or (ii) if three (3) Fiscal Years shall not have elapsed, the average of the Percentage Rent during the preceding Fiscal Years during which the Lease was in effect, or
(iii) if one Fiscal Year has not elapsed, the amount derived by annualizing the Percentage Rent from the effective date of this Lease.

         16.4. Waiver. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article 16, and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt and Lessor waives any right to "pierce the corporate veil" of Lessee other than to the extent funds shall have been

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

fraudulently paid by Lessee to any Affiliate of Lessee following a default resulting in an Event of Default.

     16.5. Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.

     16.6. Lessor's Right to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease, including, without limitation, Lessee's failure to comply with the terms of any Management Agreement, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.4, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessors, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 17
                      DEFAULT BY LESSOR; LESSEE'S REMEDIES

     17.1. Breach by Lessor. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of thirty (30) days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within such thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, that such default shall be cured by Lessor in any event prior to the date on which the default becomes an event of default under the terms of the Management Agreement for the Hotel. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay. If Lessor fails to cure any such breach within the grace period described above, Lessee, without waiving or releasing any obligations hereunder, and in addition to all other remedies available to Lessee at law or in equity, may purchase the Leased Property from Lessor for a purchase price equal to the then Fair Market Value. If Lessee elects to purchase the Leased Property it shall deliver a Notice thereof to Lessor specifying a settlement date to occur not less than ninety (90) days subsequent to the date of such Notice on which it shall purchase the Leased Property, and the same shall be thereupon conveyed in accordance with the provisions of Section 17.3; provided, however, that Lessor shall pay the cost of Lessee's title insurance and all closing costs associated with such purchase by Lessee following default by Lessor.

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

     17.2. Lessee's Right to Cure. Subject to the provisions of Section 17.1, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following entry of a final, nonappealable judgment against Lessor for such sums, may be offset by Lessee against the Base Rent and/or Percentage Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 17.2 shall survive the termination of this Lease with respect to the Leased Property.

     17.3. Provisions Relating to Purchase of the Leased Property by Lessee. If Lessee purchases the Leased Property from Lessor pursuant to any of the terms of this Lease, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate limited or special warranty deed or other conveyance conveying the entire interest of Lessor in and to the Leased Property to Lessee free and clear of all encumbrances other than (a) those that Lessee has agreed hereunder to pay or discharge, (b) those mortgage liens to the extent assignable and assumable, if any, that Lessee has agreed in writing to accept and to take title subject to, (c) those liens and encumbrances subject to which the Leased Property was conveyed to Lessor, to the extent not released in connection with the transactions contemplated by this Lease, (d) encumbrances, easements, licenses or rights of way required to be imposed on the Leased Property under
Section 7.3, and (e) any other encumbrances permitted to be imposed on the Leased Property under the provisions of Article 22 that are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee. The difference between the applicable purchase price and the total of the encumbrances assumed or taken subject to shall be paid in cash to Lessor or as Lessor may direct, in federal or other immediately available funds, except as otherwise mutually agreed by Lessor and Lessee. All expenses of such conveyance, including, without limitation, the cost of title examination or title insurance, if desired by Lessee, Lessee's attorneys' fees incurred in connection with such conveyance and release, and one-half of any transfer taxes and recording fees, shall be paid by Lessee. Lessor shall pay one-half of any transfer taxes and recording fees and its attorney's fees.

                                   ARTICLE 18
                                 INDEMNIFICATION

     18.1. Indemnification.

           (a) Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, but subject to Section 13.3 and Section 8.3, Lessee will protect, indemnify, hold harmless and defend Lessor from and against all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor Indemnified Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or Lessee's Personal Property during the Term or any litigation, proceeding or claim by governmental entities or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of lessee or any of its agents, employees or invitees to perform any obligations under this Lease or imposed by applicable law (other than arising out of Condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

           (b) Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, but subject to Section 13.3 and Section 8.3, Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of (a) the gross negligence or willful misconduct of Lessor arising in connection with this Lease or (b) any failure on the part of Lessor to perform or comply with any of the terms of this Lease. Any amounts that become payable by an Indemnifying Party under this Section shall be paid within ten (10) days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. An Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified Party. The Indemnified Party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the Indemnifying Party may not compromise or otherwise dispose of the same without the consent of the Indemnified Party, which may not be unreasonably withheld or delayed. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party against its own (or Lessor's) grossly negligent acts or omissions or willful misconduct.

           (c) Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.

                                   ARTICLE 19
                       REIT REQUIREMENTS AND RESTRICTIONS

     19.1. Personal Property Limitation. Anything contained in this Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of personal property that are leased to Lessee under this Lease at the beginning and at the end of any Fiscal Year shall not exceed fifteen percent (15%) of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of such Fiscal Year. This Section 19.1 is intended to

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

ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

     19.2. Sublease Rent Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

     19.3. Sublease Tenant Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to any Person in which Lessor owns, directly or indirectly, a ten percent (10%) or more interest, within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.

     19.4. Lessee Ownership Limitations.

           (a) Anything contained in this Lease to the contrary notwithstanding, neither Lessee nor an Affiliate of Lessee shall acquire, directly or indirectly, a ten percent (10%) or more interest in Lessor within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provision thereto.

           (b) Lessee shall not own, operate, manage or have any interest in any hotel or motel property in which Lessor or an Affiliate of Lessor does not have an interest, pursuant to this Lease or another lease, agreement or arrangement with Lessor or an Affiliate of Lessor. Lessor agrees to notify Lessee promptly of the location of any hotel or motel property in which Lessor or an Affiliate of Lessor has an interest.

     19.5. Lessee Officer and Employee Limitation. If a Person serves as both
(a) a director of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property) and
(b) an officer (or employee) of the Lessor that Person shall not receive any compensation for serving as a director of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property). Furthermore, if a Person serves as both (a) a director of the Lessor and (b) an officer (or employee) of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property), that Person shall not receive any compensation for serving as a director of the Lessor. No Person, other than Glade M. Knight, shall serve as an officer (or employee) of both Lessor and Lessee.

     19.6. Payments to Affiliates of Lessee. During the Term, Lessee shall not pay, or become obligated to pay, any fees to any Affiliate of Lessee in connection with the Hotel, other than fees that are subordinated to the payments that are required to be made to Lessor pursuant to this Lease.

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

                                   ARTICLE 20
                            SUBLETTING AND ASSIGNMENT

     20.1. Subletting and Assignment. Subject to the provisions of Article 19 and Section 20.2 and any other express conditions or limitations set forth herein, Lessee may, but only with the consent of Lessor (which shall not be unreasonably withheld or delayed), (a) assign this Lease or sublet all or any part of the Leased Property to an Affiliate of Lessee, or (b) sublet any retail or restaurant portion of the Leased Improvements in the normal course of the Primary Intended Use; provided that any subletting to any party other than an Affiliate of Lessee shall not individually as to any one such subletting, or in the aggregate, materially diminish the actual or potential Percentage Rent payable under this Lease. In the case of a subletting, the sublessee shall comply with the provisions of Section 20.2, and in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. Notwithstanding the above, Lessee may assign the Lease to an Affiliate without the consent of Lessor; provided that any such assignee assumes in writing and agrees to keep and perform all of the terms of the Lease on the part of Lessee to be kept and performed and shall be and become jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor.

     20.2. Attornment. Lessee shall insert in each sublease permitted under
Section 20.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

     20.3. Conveyance by Lessor. Lessor may assign this Lease to any purchaser of the Leased Property and/or to secure indebtedness. If Lessor or any successor owner of the Leased Property conveys the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                   ARTICLE 21
                          QUIET ENJOYMENT; RISK OF LOSS

     21.1. Quiet Enjoyment. So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor, to the extent not released in connection with the transactions contemplated by this Lease, or hereafter consented to by Lessee or provided for herein. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

     21.2. Risk of Loss. During the Term, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessor pursuant to Section 17.1, Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

                                   ARTICLE 22
                    LESSOR MORTGAGES; SUBORDINATION OF LEASE

     22.1. Lessor May Grant Liens. Without the consent of Lessee, Lessor may, subject to the terms and conditions set forth below in this Section 22.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Upon the request of Lessor, Lessee shall subordinate this Lease to the lien of a new mortgage on the Leased Property.

     22.2. Subordination of Lease. This Lease and Lessee's interest hereunder shall at all times be subject and subordinate to the lien and security title of any deeds to secure debt, deeds of trust, mortgages, or other Encumbrances heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Leased Property and to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof (all of which are herein called the "Mortgage"); provided, however, that with respect to any Mortgage hereafter granted (but not with respect to any existing Mortgage), such subordination is conditioned upon delivery to Lessee of a non-disturbance agreement in form and substance reasonably satisfactory to Lessee and the holder of any Mortgage which provides that, so long as Lessee is not then in default hereunder beyond any applicable notice and cure period, Lessee shall not be

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

disturbed in its possession of the Leased Property hereunder following a foreclosure of such Mortgage (or delivery of a deed-in-lieu-of-foreclosure) and that the holder of such Mortgage or the purchaser at a foreclosure sale (or grantee under such deed-in-lieu-of-foreclosure) shall perform all obligations of Lessor under this Lease first arising from and after the date of such foreclosure sale (or deed in lieu thereof). In confirmation of such subordination, however, Lessee shall, at Lessor's request, promptly execute, acknowledge and deliver any instrument which may be required to evidence subordination to any Mortgage and to the holder thereof. In the event of Lessee's failure to deliver such subordination and if the Mortgage does not change any term of the Lease, Lessor may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge, and deliver the instrument as the agent or attorney-in-fact of Lessee, and Lessee hereby irrevocably constitutes Lessor its attorney-in-fact for such purpose, Lessee acknowledging that the appointment is coupled with an interest and is irrevocable.

                                   ARTICLE 23
         ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS; INSPECTION RIGHTS

     23.1. Estoppel Certificates; Financial Statements.

           (a) At any time and from time to time upon not less than ten (10) days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default exists thereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.

           (b) Lessee will furnish the following statements to Lessor:

               (i) with reasonable promptness, such information respecting the financial condition and affairs of Lessee including audited financial statements prepared by the same certified independent accounting firm that prepares the returns for Lessor or such other accounting firm as may be approved by Lessor, as Lessor may request from time to time; and

               (ii) the most recent Consolidated Financials of Lessee within forty-five (45) days after each quarter of any Fiscal Year (or, in the case of the final quarter in any Fiscal Year, the most recent audited Consolidated Financials of Lessee within ninety (90) days); and

               (iii) on or about the 20th day of each month, a detailed profit and loss statement for the Leased Property for the preceding month, a balance sheet for the Leased Property as of the end of the preceding month, and a detailed accounting of revenues for the Leased Property for the preceding month, each in form acceptable to Lessor.

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

Lessee will permit the inclusion of such statements in any filings required to be made by Lessor under the Securities Act of 1933 and the Securities Exchange Act of 1934.

           (c) At any time and from time to time upon not less than ten (10) days Notice by Lessee, Lessor will furnish to Lessee or to any Person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.

           (d) Lessee shall at all times be Solvent. Furthermore, as of the date of this Agreement, Lessee agrees to establish and maintain, in a form satisfactory to Lessor, a funding commitment in an amount equal to $2,000,000 upon which Lessee may draw upon to pay to Lessor Base Rent, Percentage Rent and Additional Charges. Repayment of the funding commitment shall be subordinated to all payments of Base Rent, Percentage Rent and additional charges under all Leases between Lessor and Lessee.

     23.2. Lessor's Right to Inspect. Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance Notice, subject only to any business confidentiality requirements reasonably requested by Lessee.

                                   ARTICLE 24
                                   APPRAISERS

     24.1. Appraisers. If it becomes necessary to determine the Fair Market Value or Fair Market Rental of the Leased Property for any purpose of this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a Person selected to act as appraiser on its behalf. Within ten (10) days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second Person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five (5) years' experience in the State appraising property similar to the Leased Property, shall, within forty-five (45) days after the date of the Notice appointing the first appraiser, proceed to appraise the Leased Property to determine the Fair Market Value or Fair Market Rental thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. To the extent consistent with sound appraisal practice as then existing at the time of any such appraisal, such appraisal shall be made on a basis consistent with the basis on which the Leased Property was appraised for purposes of determining its Fair Market Value at the time the Leased Property was acquired by Lessor. If two (2) appraisers are appointed and if the difference between the amounts so determined does not exceed five percent (5%) of the lesser of such amounts, then the Fair Market Value or Fair Market Rental shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined exceeds five percent (5%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value or Fair Market Rental, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Market Value or Fair Market Rental within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value or Fair Market Rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                   ARTICLE 25
                  ARBITRATION AND DISPUTE RESOLUTION PROCEDURES

        25.1. Arbitration. Except as set forth in Section 25.2, in each case specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined as provided in this Section
25.1. The party desiring such arbitration shall give Notice to that effect to the other party, and an arbitrator shall be selected by mutual agreement of the parties, or if they cannot agree within thirty (30) days of such notice, by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who have experience in resolving matters of a nature similar to the matter to be resolved by arbitration.

        25.2. Alternative Arbitration. In each case specified in this Lease for a matter to be submitted to arbitration pursuant to the provisions of this
Section 25.2, Lessor and Lessee will agree upon a nationally recognized accounting firm with a hospitality division of which neither party nor their Affiliates of Lessor is a significant client to serve as arbitrator of such dispute within fifteen (15) days after written demand for arbitration is received or sent by either party. In the event the parties fail to make such designation within such fifteen (15) day period, Lessor shall be entitled to designate any nationally recognized accounting firm with a hospitality division of which Lessor or an Affiliate of Lessor is not a significant client to serve as arbitrator of such dispute within fifteen (15) days after the parties fail to timely make such designation. In the event Lessor fails to make such designation within such fifteen (15) day period, Lessee shall be entitled to designate any nationally recognized accounting firm with hospitality division of which Lessee or an Affiliate of Lessee is not a significant client to serve as arbitrator of such dispute within fifteen (15) days after the parties fail to timely make such designation. In the event no nationally recognized accounting firm satisfying such qualifications is available and willing to serve as arbitrator, the arbitrator shall instead be administered as set forth in Section 25.1.

        25.3. Arbitration Procedure. In any arbitration commenced pursuant to Sections 25.1 or 25.2, a single arbitrator shall be designated and shall resolve the dispute. The arbitrator's decision shall be binding on all parties, shall not be subject to further review or appeal except as otherwise allowed by applicable law and may be filed in and enforced by a court of competent jurisdiction. Upon the failure of either party (the "non-complying party") to comply with his decision, the arbitrator shall be empowered, at the request of the other party, to order such compliance by the non-complying party and to supervise or arrange for the supervision of the non-complying party's obligation to comply with the arbitrator's decision, all at the expense of the non-complying party. To the maximum extent practicable, the arbitrator and the parties, and the AAA if applicable, shall take any action necessary to insure that the arbitration shall be concluded within ninety (90) days of the filing of such dispute. The fees and expenses of the arbitrator shall be shared equally by Lessor and Lessee except as otherwise specified above in this Section 25.3. Unless otherwise agreed in writing by the parties or required by the arbitrator or AAA, if applicable, arbitration proceedings hereunder shall be conducted in the State. Notwithstanding formal rules of evidence, each party may submit such evidence as each party deems appropriate to support its position and the arbitrator shall have access to and right to examine all books and records of Lessee and Lessor regarding the Hotel during the arbitration.

                                   ARTICLE 26
                                     NOTICES

        26.1. Notices. All notices, demands, requests, consents approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and hand-delivered, sent by FedEx or other nationally recognized overnight courier service, or mailed (by registered or certified mail, return receipt requested and postage prepaid), if to Lessor at 10 South Third Street, Richmond, Virginia 23219, Attn: Glade M. Knight and if to Lessee at 10 South Third Street, Richmond, Virginia 23219, Attn: Glade M. Knight or to such other address or addresses as either party may hereafter designate. Personally delivered Notice shall be effective upon receipt, and Notice given by overnight courier service or by mail shall be complete at the time of deposit with the courier service or in the U.S. Mail system, respectively, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by overnight courier service shall be extended one (1) day and by mail shall be extended five
(5) days.

                                   ARTICLE 27
                                  MISCELLANEOUS

        27.1. No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

        27.2. Remedies Cumulative. To the extent permitted by law and unless otherwise provided herein to the contrary, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

        27.3. Waiver of Trial by Jury. LESSOR AND LESSEE EACH WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF A PROCEEDING WITH RESPECT TO THIS LEASE, INCLUDING, WITHOUT LIMITATION, SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN ARTICLE 16.

        27.4. Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

        27.5. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

        27.6. Waiver of Presentment, Etc. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

        27.7. Action for Damages. Except as otherwise expressly provided herein, in any suit or other claim brought by either party seeking damages against the other party for breach of its obligations under this Lease, the party against whom such claim is made shall be liable to the other party only for actual damages and not for consequential, punitive or exemplary damages.

        27.8. Lease Assumption in Bankruptcy Proceeding. If an Event of Default occurs and Lessee has filed or has had filed against it a petition in bankruptcy or for reorganization or other relief pursuant to the federal bankruptcy code, Lessee shall promptly move the court presiding over the proceeding to assume this Lease pursuant to 11 U.S.C. ss.365, without seeking an extension of the time to file said motion.

        27.9. Enforceability. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules.

        27.10. Memorandum of Lease. Lessor and Lessee shall promptly, upon the request of either party, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.

         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

                                "LESSOR"

                                MARRIOTT RESIDENCE II INN LIMITED
                                PARTNERSHIP

                                BY AHT RES II GP, INC., its sole general partner


                                By:  /s/ Glade M. Knight
                                     -----------------------------
                                Name:   Glade M. Knight
                                Title:  President and Manager



                                "LESSEE"

                                AHM RES II LIMITED PARTNERSHIP

                                BY AHM RES II GP, INC., its sole general partner


                                By:  Glade M. Knight
                                     -----------------------------
                                Name:   Glade M. Knight
                                Title:  President

                            EXHIBITS A-1 through A-22

                               LEGAL DESCRIPTIONS

                                   [omitted]

                                 SCHEDULE 2.1(a)

                               COMMENCEMENT DATES

         Birmingham Residence Inn - Alabama

         August 10, 2002

                                 SCHEDULE 2.1(b)

                               COMMENCEMENT DATES

         Arcadia Residence Inn - California

         August 10, 2002

                                 SCHEDULE 2.1(c)

                               COMMENCEMENT DATES

         Irvine Residence Inn - California

         August 10, 2002

                                 SCHEDULE 2.1(d)

                               COMMENCEMENT DATES

         Placentia Residence Inn - California

         August 10, 2002

                                 SCHEDULE 2.1(e)

                               COMMENCEMENT DATES

         Boca Raton Residence Inn - Florida

         August 10, 2002

                                 SCHEDULE 2.1(f)

                               COMMENCEMENT DATES

         Jacksonville Residence Inn - Florida

         August 10, 2002

                                 SCHEDULE 2.1(g)

                               COMMENCEMENT DATES

         Pensacola Residence Inn - Florida

         August 10, 2002

                                 SCHEDULE 2.1(h)

                               COMMENCEMENT DATES

         Petersburg Residence Inn - Florida

         August 10, 2002

                                 SCHEDULE 2.1(i)

                               COMMENCEMENT DATES

         Chicago - Deerfield Residence Inn - Illinois

         August 10, 2002

                                 SCHEDULE 2.1(j)

                               COMMENCEMENT DATES

         Boston - North Residence Inn - Massachusetts

         August 10, 2002

                                 SCHEDULE 2.1(k)

                               COMMENCEMENT DATES

         Kalamazoo Residence Inn - Michigan

         August 10, 2002

                                 SCHEDULE 2.1(l)

                               COMMENCEMENT DATES

         Jackson Residence Inn - Mississippi

         August 10, 2002

                                 SCHEDULE 2.1(m)

                               COMMENCEMENT DATES

         Las Vegas Residence Inn - Nevada

         August 10, 2002

                                 SCHEDULE 2.1(n)

                               COMMENCEMENT DATES

         Santa Fe Residence Inn - New Mexico

         August 10, 2002

                                 SCHEDULE 2.1(o)

                               COMMENCEMENT DATES

         Charlotte Residence Inn - North Carolina

         August 10, 2002

                                 SCHEDULE 2.1(p)

                               COMMENCEMENT DATES

         Greensboro Residence Inn - North Carolina

         August 10, 2002

                                 SCHEDULE 2.1(q)

                               COMMENCEMENT DATES

         Akron Residence Inn - Ohio

         August 10, 2002

                                 SCHEDULE 2.1(r)

                               COMMENCEMENT DATES

         Valley Forge Residence Inn - Pennsylvania

         August 10, 2002

                                 SCHEDULE 2.1(s)

                               COMMENCEMENT DATES

         Columbia Residence Inn - South Carolina

         August 10, 2002

                                 SCHEDULE 2.1(t)

                               COMMENCEMENT DATES

         Spartanburg Residence Inn - South Carolina

         August 10, 2002

                                 SCHEDULE 2.1(u)

                               COMMENCEMENT DATES

         Memphis - East Residence Inn - Tennessee

         August 10, 2002

                                 SCHEDULE 2.1(v)

                               COMMENCEMENT DATES

         Lubbock Residence Inn - Texas

         August 10, 2002

                                SCHEDULE 3.1(a)-1

                                   BASE RENTS

     Birmingham Residence Inn - Alabama

                                        $316,156 (prorated for fiscal year 2002)

                                SCHEDULE 3.1(a)-2

                                   BASE RENTS

     Arcadia Residence Inn - California

                                        $688,043 (prorated for fiscal year 2002)

                                SCHEDULE 3.1(a)-3

                                   BASE RENTS

     Irvine Residence Inn - California

                                        $589,173 (prorated for fiscal year 2002)

                                SCHEDULE 3.1(a)-4

                                   BASE RENTS

     Placentia Residence Inn - California

                                        $408,844 (prorated for fiscal year 2002)

                                SCHEDULE 3.1(a)-5

                                   BASE RENTS

     Boca Raton Residence Inn - Florida

                                        $198,601 (prorated for fiscal year 2002)

                                SCHEDULE 3.1(a)-6

                                   BASE RENTS

     Jacksonville Residence Inn - Florida

                                        $237,783 (prorated for fiscal year 2002)

                                SCHEDULE 3.1(a)-7

                                   BASE RENTS

     Pensacola Residence Inn - Florida

                                        $155,443 (prorated for fiscal year 2002)

                                SCHEDULE 3.1(a)-8

                                   BASE RENTS

     Petersburg Residence Inn - Florida

                                        $292,444 (prorated for fiscal year 2002)

                                SCHEDULE 3.1(a)-9

                                   BASE RENTS

     Chicago - Deerfield Residence Inn - Illinois

                                        $600,616 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-10

                                   BASE RENTS

     Boston - North Residence Inn - Massachusetts

                                        $596,380 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-11

                                   BASE RENTS

     Kalamazoo Residence Inn - Michigan

                                        $386,328 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-12

                                   BASE RENTS

     Jackson Residence Inn - Mississippi

                                        $213,019 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-13

                                   BASE RENTS

     Las Vegas Residence Inn - Nevada

                                        $817,099 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-14

                                   BASE RENTS

     Santa Fe Residence Inn - New Mexico

                                        $541,064 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-15

                                   BASE RENTS

     Charlotte Residence Inn - North Carolina

                                        $141,851 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-16

                                   BASE RENTS

     Greensboro Residence Inn - North Carolina

                                        $313,185 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-17

                                   BASE RENTS

     Akron Residence Inn - Ohio

                                        $332,826 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-18

                                   BASE RENTS

     Valley Forge Residence Inn - Pennsylvania

                                        $410,346 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-19

                                   BASE RENTS

     Columbia Residence Inn - South Carolina

                                        $375,747 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-20

                                   BASE RENTS

     Spartanburg Residence Inn - South Carolina

                                        $100,509 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-21

                                   BASE RENTS

     Memphis - East Residence Inn - Tennessee

                                        $214,415 (prorated for fiscal year 2002)

                               SCHEDULE 3.1(a)-22

                                   BASE RENTS

     Lubbock Residence Inn - Texas

                                        $302,030 (prorated for fiscal year 2002)

                                SCHEDULE 3.1(b)-1
                            SUITE REVENUE BREAKPOINT

      Birmingham Residence Inn
      Alabama

------------------------------------------------------------------------------------------------------------------------------------
   Quarters     2002      2003       2004       2005       2006       2007       2008       2009       2010       2011       2012
   --------     ----      ----       ----       ----       ----       ----       ----       ----       ----       ----       ----
1st Quarter            $  425,065 $  433,567 $  442,238 $  451,083 $  460,104 $  469,307 $  478,693 $  488,267 $  498,032 $  507,993

2nd Quarter            $  850,131 $  867,133 $  884,476 $  902,166 $  920,209 $  938,613 $  957,385 $  976,533 $  996,064 $1,015,985

3rd Quarter   $592,853 $1,275,196 $1,300,700 $1,326,714 $1,353,248 $1,380,313 $1,407,920 $1,436,078 $1,464,800 $1,494,096 $1,523,978

4th Quarter   $815,255 $1,700,262 $1,734,267 $1,768,952 $1,804,331 $1,840,418 $1,877,226 $1,914,771 $1,953,066 $1,992,128 $2,031,970
------------------------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 3.1(b)-2
                            SUITE REVENUE BREAKPOINT

       Arcadia Residence Inn
       California

------------------------------------------------------------------------------------------------------------------------------------
    Quarters        2002      2003       2004       2005       2006       2007      2008       2009       2010      2011      2012
    --------        ----      ----       ----       ----       ----       ----      ----       ----       ----      ----      ----
1st Quarter                 $125,768   $128,284   $130,849   $133,466   $136,136  $138,858   $141,636   $144,468  $147,358  $150,305

2nd Quarter                 $251,537   $256,567   $261,699   $266,933   $272,271  $277,717   $283,271   $288,936  $294,715  $300,609

3rd Quarter       $175,068  $377,305   $384,851   $392,548   $400,399   $408,407  $416,575   $424,907   $433,405  $442,073  $450,914

4th Quarter       $240,743  $503,073   $513,135   $523,397   $533,865   $544,543  $555,433   $566,542   $577,873  $589,430  $601,219
------------------------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 3.1(b)-3
                            SUITE REVENUE BREAKPOINT

       Irvine Residence Inn
       California

------------------------------------------------------------------------------------------------------------------------------------
    Quarters        2002      2003      2004      2005      2006      2007      2008      2009       2010       2011         2012
    --------        ----      ----      ----      ----      ----      ----      ----      ----       ----       ----
1st Quarter                 $218,931  $223,309  $227,776  $232,331  $236,978  $241,717  $246,552  $  251,483  $  256,512  $  261,643

2nd Quarter                 $437,862  $446,619  $455,551  $464,662  $473,956  $483,435  $493,103  $  502,965  $  513,025  $  523,285

3rd Quarter       $293,135  $656,793  $669,928  $683,327  $696,994  $710,933  $725,152  $739,655  $  754,448  $  769,537  $  784,928

4th Quarter       $403,101  $875,723  $893,238  $911,103  $929,325  $947,911  $966,869  $986,207  $1,005,931  $1,026,050  $1,046,571
------------------------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 3.1(b)-4
                            SUITE REVENUE BREAKPOINT

      Placentia Residence Inn
      California

------------------------------------------------------------------------------------------------------------------------------------
    Quarters    2002      2003       2004       2005       2006       2007       2008       2009       2010       2011       2012
    --------    ----      ----       ----       ----       ----       ----       ----       ----       ----       ----       ----
1st Quarter            $  288,528 $  294,299 $  300,185 $  306,188 $  312,312 $  318,558 $  324,929 $  331,428 $  338,057 $  344,818

2nd Quarter            $  577,056 $  588,597 $  600,369 $  612,377 $  624,624 $  637,117 $  649,859 $  662,856 $  676,113 $  689,635

3rd Quarter   $399,689 $  865,584 $  882,896 $  900,554 $  918,565 $  936,936 $  955,675 $  974,788 $  994,284 $1,014,170 $1,034,453

4th Quarter   $549,628 $1,154,112 $1,177,194 $1,200,738 $1,224,753 $1,249,248 $1,274,233 $1,299,718 $1,325,712 $1,352,226 $1,379,271
------------------------------------------------------------------------------------------------------------------------------------

                                SCHEDULE 3.1(b)-5
                            SUITE REVENUE BREAKPOINT

         Boca Raton Residence Inn
         Florida

-----------------------------------------------------------------------------------------------------------------------
  Quarters      2002        2003        2004        2005        2006        2007        2008        2009        2010
  --------      ----        ----        ----        ----        ----        ----        ----        ----        ----
1st Quarter              $  427,683  $  436,237  $  444,962  $  453,861  $  462,938  $  472,197  $  481,641  $  491,274

2nd Quarter              $  855,367  $  872,474  $  889,924  $  907,722  $  925,877  $  944,394  $  963,282  $  982,548

3rd Quarter  $  736,094  $1,283,050  $1,308,711  $1,334,885  $1,361,583  $1,388,815  $1,416,591  $1,444,923  $1,473,821

4th Quarter  $1,012,230  $1,710,734  $1,744,948  $1,779,847  $1,815,444  $1,851,753  $1,888,788  $1,926,564  $1,965,095
-----------------------------------------------------------------------------------------------------------------------

-------------------------------------
 Quarters       2011         2012
 --------       ----         ----
1st Quarter  $  501,099   $  511,121

2nd Quarter  $1,002,199   $1,022,243

3rd Quarter  $1,503,298   $1,533,364

4th Quarter  $2,004,397   $2,044,485
-------------------------------------

                                SCHEDULE 3.1(b)-6
                            SUITE REVENUE BREAKPOINT

         Jacksonville Residence Inn
         Florida

-----------------------------------------------------------------------------------------------------------------------
  Quarters     2002         2003        2004        2005         2006       2007        2008         2009       2010
  --------     ----         ----        ----        ----         ----       ----        ----         ----       ----
1st Quarter              $  390,954  $  398,773  $  406,749  $  414,884  $  423,181  $  431,645  $  440,278  $  449,083

2nd Quarter              $  781,908  $  797,546  $  813,497  $  829,767  $  846,363  $  863,290  $  880,556  $  898,167

3rd Quarter  $534,909    $1,172,862  $1,196,320  $1,220,246  $1,244,651  $1,269,544  $1,294,935  $1,320,833  $1,347,250

4th Quarter  $735,573    $1,563,816  $1,595,093  $1,626,995  $1,659,535  $1,692,725  $1,726,580  $1,761,111  $1,796,334
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------
  Quarters      2011        2012
  --------      ----        ----
1st Quarter  $  458,065  $  467,226

2nd Quarter  $  916,130  $  934,453

3rd Quarter  $1,374,195  $1,401,679

4th Quarter  $1,832,260  $1,868,905
-----------------------------------

                                SCHEDULE 3.1(b)-7
                            SUITE REVENUE BREAKPOINT

         Pensacola Residence Inn
         Florida

------------------------------------------------------------------------------------------------------------------------------
   Quarters        2002           2003          2004          2005        2006         2007          2008          2009
   --------        ----           ----          ----          ----        ----         ----          ----          ----
1st Quarter                    $  250,816    $  255,832   $  260,949   $  266,168    $  271,491    $  276,921   $  282,459

2nd Quarter                    $  501,632    $  511,664   $  521,898   $  532,336    $  542,982    $  553,842   $  564,919

3rd Quarter        $337,024    $  752,448    $  767,497   $  782,846   $  798,503    $  814,473    $  830,763   $  847,378

4th Quarter        $463,455    $1,003,263    $1,023,329   $1,043,795   $1,064,671    $1,085,965    $1,107,684   $1,129,838
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------
  Quarters        2010            2011          2012
  --------        ----            ----          ----
1st Quarter     $  288,109     $  293,871   $  299,748

2nd Quarter     $  576,217     $  587,741   $  599,496

3rd Quarter     $  864,326     $  881,612   $  899,244

4th Quarter     $1,152,434     $1,175,483   $1,198,993
-------------------------------------------------------

                                SCHEDULE 3.1(b)-8
                            SUITE REVENUE BREAKPOINT

         Petersburg Residence Inn
         Florida

-------------------------------------------------------------------------------------------------------------------------
   Quarters      2002       2003        2004        2005        2006         2007       2008        2009          2010
   --------      ----       ----        ----        ----        ----         ----       ----        ----          ----
1st Quarter               $249,776   $  254,772  $  259,867   $  265,065  $  270,366  $  275,773  $  281,289   $  286,914

2nd Quarter               $499,553   $  509,544  $  519,734   $  530,129  $  540,732  $  551,546  $  562,577   $  573,829

3rd Quarter    $405,829   $749,329   $  764,315  $  779,602   $  795,194  $  811,098  $  827,320  $  843,866   $  860,743

4th Quarter    $558,070   $999,105   $1,019,087  $1,039,469   $1,060,258  $1,081,464  $1,103,093  $1,125,155   $1,147,658
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------
   Quarters      2011         2012
   --------      ----         ----
1st Quarter    $  292,653   $  298,506

2nd Quarter    $  585,305   $  597,012

3rd Quarter    $  877,958   $  895,517

4th Quarter    $1,170,611   $1,194,023
--------------------------------------

                                SCHEDULE 3.1(b)-9
                            SUITE REVENUE BREAKPOINT

         Chicago - Deerfield Residence Inn
         Illinois

------------------------------------------------------------------------------------------------------------------------------------
      Quarters           2002         2003          2004          2005          2006         2007          2008          2009
      --------           ----         ----          ----          ----          ----         ----          ----          ----
1st Quarter                            $248,268    $  253,234    $  258,299   $  263,465    $  268,734    $  274,108   $  279,591

2nd Quarter                            $496,537    $  506,468    $  516,597   $  526,929    $  537,468    $  548,217   $  559,181

3rd Quarter              $331,815      $744,805    $  759,702    $  774,896   $  790,394    $  806,201    $  822,325   $  838,772

4th Quarter              $456,291      $993,074    $1,012,935    $1,033,194   $1,053,858    $1,074,935    $1,096,434   $1,118,363
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------
      Quarters      2010          2011          2012
      --------      ----          ----          ----
1st Quarter        $  285,182    $  290,886   $  296,704

2nd Quarter        $  570,365    $  581,772   $  593,408

3rd Quarter        $  855,547    $  872,658   $  890,111

4th Quarter        $1,140,730    $1,163,544   $1,186,815
---------------------------------------------------------

                               SCHEDULE 3.1(b)-10
                            SUITE REVENUE BREAKPOINT

         Boston - North Residence Inn
         Massachusetts

------------------------------------------------------------------------------------------------------------------------------------
      Quarters           2002         2003          2004          2005          2006         2007          2008          2009
      --------           ----         ----          ----          ----          ----         ----          ----          ----

1st Quarter              $      0      $242,729      $247,583    $  252,535   $  257,586    $  262,737    $  267,992   $  273,352

2nd Quarter              $      0      $485,457      $495,166    $  505,070   $  515,171    $  525,475    $  535,984   $  546,704

3rd Quarter              $266,364      $728,186      $742,750    $  757,605   $  772,757    $  788,212    $  803,976   $  820,056

4th Quarter              $366,287      $970,915      $990,333    $1,010,140   $1,030,342    $1,050,949    $1,071,968   $1,093,408
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------
      Quarters           2010          2011          2012
      --------           ----          ----          ----
 1st Quarter            $  278,819    $  284,395   $  290,083

 2nd Quarter            $  557,638    $  568,791   $  580,166

 3rd Quarter            $  836,457    $  853,186   $  870,250

 4th Quarter            $1,115,276    $1,137,581   $1,160,333
---------------------------------------------------------------

                               SCHEDULE 3.1(b)-11
                            SUITE REVENUE BREAKPOINT

         Kalamazoo Residence Inn
         Michigan

------------------------------------------------------------------------------------------------------------------------------------
      Quarters           2002         2003          2004          2005          2006         2007          2008          2009
      --------           ----         ----          ----          ----          ----         ----          ----          ----
1st Quarter              $      0      $201,260      $205,286      $209,391     $213,579      $217,851      $222,208     $226,652

2nd Quarter              $      0      $402,521      $410,571      $418,783     $427,158      $435,701      $444,415     $453,304

3rd Quarter              $261,913      $603,781      $615,857      $628,174     $640,737      $653,552      $666,623     $679,956

4th Quarter              $360,166      $805,041      $821,142      $837,565     $854,316      $871,403      $888,831     $906,607
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------
      Quarters      2010         2011        2012
      --------      ----         ----        ----
1st Quarter          $231,185    $235,809   $240,525

2nd Quarter          $462,370    $471,617   $481,050

3rd Quarter          $693,555    $707,426   $721,574

4th Quarter          $924,740    $943,234   $962,099
-----------------------------------------------------

                               SCHEDULE 3.1(b)-12
                            SUITE REVENUE BREAKPOINT

         Jackson Residence Inn
         Mississippi

------------------------------------------------------------------------------------------------------------------------------------
      Quarters           2002         2003          2004          2005          2006         2007          2008          2009
      --------           ----         ----          ----          ----          ----         ----          ----          ----
1st Quarter                          $  514,922    $  525,220    $  535,725   $  546,439    $  557,368    $  568,515   $  579,886

2nd Quarter                          $1,029,844    $1,050,440    $1,071,449   $1,092,878    $1,114,736    $1,137,030   $1,159,771

3rd Quarter              $693,958    $1,544,765    $1,575,661    $1,607,174   $1,639,317    $1,672,104    $1,705,546   $1,739,657

4th Quarter              $954,288    $2,059,687    $2,100,881    $2,142,898   $2,185,756    $2,229,472    $2,274,061   $2,319,542
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------
      Quarters         2010           2011          2012
      --------         ----           ----          ----
1st Quarter           $  591,483     $  603,313    $  615,379

2nd Quarter           $1,182,967     $1,206,626    $1,230,758

3rd Quarter           $1,774,450     $1,809,939    $1,846,138

4th Quarter           $2,365,933     $2,413,252    $2,461,517
--------------------------------------------------------------

                               SCHEDULE 3.1(b)-13
                            SUITE REVENUE BREAKPOINT

         Las Vegas Residence Inn
         Nevada

-------------------------------------------------------------------------------------------------------
     Quarters           2002          2003          2004         2005          2006         2007
     --------           ----          ----          ----         ----          ----         ----
1st Quarter                          $  386,281   $  394,006    $  401,886   $  409,924    $  418,123

2nd Quarter                          $  772,561   $  788,013    %  803,773   $  819,848    $  836,245

3rd Quarter              $693,655    $1,158,842   $1,182,019    $1,205,659   $1,229,772    $1,254,368

4th Quarter              $953,872    $1,545,123   $1,576,025    $1,607,546   $1,639,696    $1,672,490
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
     Quarters                2008         2009          2010         2011          2012
     --------                ----         ----          ----         ----          ----
1st Quarter              $  426,485    $  435,015   $  443,715    $  452,589   $  461,641

2nd Quarter              $  852,970    $  870,030   $  887,430    $  905,179   $  923,282

3rd Quarter              $1,279,455    $1,305,044   $1,331,145    $1,357,768   $1,384,923

4th Quarter              $1,705,940    $1,740,059   $1,774,860    $1,810,357   $1,846,565
-------------------------------------------------------------------------------------------

                               SCHEDULE 3.1(b)-14
                            SUITE REVENUE BREAKPOINT

         Santa Fe Residence Inn
         New Mexico

------------------------------------------------------------------------------------------------------
     Quarters           2002          2003          2004         2005          2006         2007
     --------           ----          ----          ----         ----          ----         ----
1st Quarter                          $  306,036   $  312,156    $  318,399   $  324,767    $  331,263

2nd Quarter                          $  612,071   $  624,313    $  636,799   $  649,535    $  662,526

3rd Quarter              $394,783    $  918,107   $  936,469    $  955,198   $  974,302    $  993,788

4th Quarter              $542,880    $1,224,142   $1,248,625    $1,273,598   $1,299,070    $1,325,051
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
     Quarters              2008         2009          2010         2011          2012
     --------              ----         ----          ----         ----          ----
1st Quarter              $  337,888    $  344,646   $  351,539    $  358,569   $  365,741

2nd Quarter              $  675,776    $  689,292   $  703,077    $  717,139   $  731,482

3rd Quarter              $1,013,664    $1,033,937   $1,054,616    $1,075,708   $1,097,223

4th Quarter              $1,351,552    $1,378,583   $1,406,155    $1,434,278   $1,462,963
------------------------------------------------------------------------------------------

                               SCHEDULE 3.1(b)-15
                            SUITE REVENUE BREAKPOINT

         Charlotte Residence Inn
         North Carolina

-------------------------------------------------------------------------------------------------------
      Quarters           2002         2003          2004          2005          2006         2007
      --------           ----         ----          ----          ----          ----         ----
1st Quarter                          $  309,768    $  315,964    $  322,283   $  328,729    $  335,303

2nd Quarter                          $  619,537    $  631,928    $  644,566   $  657,458    $  670,607

3rd Quarter              $427,585    $  929,305    $  947,891    $  966,849   $  986,186    $1,005,910

4th Quarter              $587,988    $1,239,074    $1,263,855    $1,289,132   $1,314,915    $1,341,213
-------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
      Quarters            2008          2009         2010           2011           2012
      --------            ----          ----         ----           ----           ----
1st Quarter              $  342,009   $  348,850    $  355,827      $  362,943    $  370,202

2nd Quarter              $  684,019   $  697,699    $  711,653      $  725,886    $  740,404

3rd Quarter              $1,026,028   $1,046,549    $1,067,480      $1,088,829    $1,110,606

4th Quarter              $1,368,038   $1,395,398    $1,423,306      $1,451,772    $1,480,808
---------------------------------------------------------------------------------------------

                               SCHEDULE 3.1(b)-16
                            SUITE REVENUE BREAKPOINT

         Greensboro Residence Inn
         North Carolina

--------------------------------------------------------------------------------------------------------
      Quarters             2002         2003          2004          2005          2006         2007
      --------             ----         ----          ----          ----          ----         ----
1st Quarter                          $  383,164    $  390,827    $  398,644   $  406,617    $  414,749

2nd Quarter                          $  766,328    $  781,654    $  797,288   $  813,233    $  829,498

3rd Quarter              $532,166    $1,149,492    $1,172,482    $1,195,931   $1,219,850    $1,244,247

4th Quarter              $731,801    $1,532,656    $1,563,309    $1,594,575   $1,626,467    $1,658,996
--------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
      Quarters               2008         2009         2010          2011          2012
      --------               ----         ----         ----          ----          ----
1st Quarter              $  423,044   $  431,505    $  440,135    $  448,938   $  457,916

2nd Quarter              $  846,088   $  863,010    $  880,270    $  897,875   $  915,833

3rd Quarter              $1,269,132   $1,294,515    $1,320,405    $1,346,813   $1,373,749

4th Quarter              $1,692,176   $1,726,019    $1,760,540    $1,795,751   $1,831,666
------------------------------------------------------------------------------------------

                               SCHEDULE 3.1(b)-17
                            SUITE REVENUE BREAKPOINT

       Akron Residence Inn
       Ohio

------------------------------------------------------------------------------------------------------------------------------------
    Quarters   2002       2003       2004       2005       2006      2007       2008        2009      2010       2011        2012
    --------   ----       ----       ----       ----       ----      ----       ----        ----      ----       ----        ----
1st Quarter            $  319,835 $  326,231 $  332,756 $  339,411 $  346,199 $  353,123 $  360,186 $  367,389 $  374,737 $  382,232

2nd Quarter            $  639,669 $  652,463 $  665,512 $  678,822 $  692,399 $  706,247 $  720,371 $  734,779 $  749,475 $  764,464

3rd Quarter  $441,735  $  959,504 $  978,694 $  998,268 $1,018,233 $1,038,598 $1,059,370 $1,080,557 $1,102,168 $1,124,212 $1,146,696

4th Quarter  $607,446  $1,279,339 $1,304,925 $1,331,024 $1,357,644 $1,384,797 $1,412,493 $1,440,743 $1,469,558 $1,498,949 $1,528,928
------------------------------------------------------------------------------------------------------------------------------------

                               SCHEDULE 3.1(b)-18
                            SUITE REVENUE BREAKPOINT

         Valley Forge Residence Inn
         Pennsylvania

------------------------------------------------------------------------------------------------------------------------------------
    Quarters      2002       2003       2004       2005       2006       2007       2008       2009     2010      2011       2012
    --------      ----       ----       ----       ----       ----       ----       ----       ----     ----      ----       ----
1st Quarter     $      0   $173,189   $176,653   $180,186   $183,790   $187,466   $191,215  $195,039  $198,940  $202,919   $206,977

2nd Quarter     $      0   $346,378   $353,306   $360,372   $367,579   $374,931   $382,430  $390,078  $397,880  $405,837   $413,954

3rd Quarter     $249,702   $519,567   $529,959   $540,558   $551,369   $562,397   $573,644  $585,117  $596,820  $608,756   $620,931

4th Quarter     $343,375   $692,757   $706,612   $720,744   $735,159   $749,862   $764,859  $780,156  $795,760  $811,675   $827,908
------------------------------------------------------------------------------------------------------------------------------------

                               SCHEDULE 3.1(b)-19
                            SUITE REVENUE BREAKPOINT

         Columbia Residence Inn
         South Carolina

------------------------------------------------------------------------------------------------------------------------------------
    Quarters    2002      2003       2004       2005       2006       2007       2008       2009       2010       2011       2012
    --------    ----      ----       ----       ----       ----       ----       ----       ----       ----       ----       ----
1st Quarter            $  310,867 $  317,085 $  323,426 $  329,895 $  336,493 $  343,222 $  350,087 $  357,089 $  364,230 $  371,515

2nd Quarter            $  621,734 $  634,169 $  646,852 $  659,789 $  672,985 $  686,445 $  700,174 $  714,177 $  728,461 $  743,030

3rd Quarter   $443,713 $  932,602 $  951,254 $  970,279 $  989,684 $1,009,478 $1,029,667 $1,050,261 $1,071,266 $1,092,691 $1,114,545

4th Quarter   $610,166 $1,243,469 $1,268,338 $1,293,705 $1,319,579 $1,345,970 $1,372,890 $1,400,348 $1,428,355 $1,456,922 $1,486,060
------------------------------------------------------------------------------------------------------------------------------------

                               SCHEDULE 3.1(b)-20
                            SUITE REVENUE BREAKPOINT

     Spartanburg Residence Inn
     South Carolina

------------------------------------------------------------------------------------------------------------------------------------
    Quarters  2002     2003       2004       2005       2006       2007       2008       2009       2010       2011       2012
    --------  ----     ----       ----       ----       ----       ----       ----       ----       ----       ----       ----
1st Quarter           $  373,632 $  381,104 $  388,726 $  396,501 $  404,431 $  412,520 $  420,770 $  429,185 $  437,769 $  446,524

2nd Quarter           $  747,263 $  762,209 $  777,453 $  793,002 $  808,862 $  825,039 $  841,540 $  858,371 $  875,538 $  893,049

3rd Quarter  $510,998 $1,120,895 $1,143,313 $1,166,179 $1,189,503 $1,213,293 $1,237,559 $1,262,310 $1,287,556 $1,313,307 $1,339,573

4th Quarter  $702,693 $1,494,527 $1,524,417 $1,554,905 $1,586,004 $1,617,724 $1,650,078 $1,683,080 $1,716,741 $1,751,076 $1,786,098
------------------------------------------------------------------------------------------------------------------------------------

                               SCHEDULE 3.1(b)-21

                            SUITE REVENUE BREAKPOINT

         Memphis - East Residence Inn
         Tennessee

----------------------------------------------------------------------------------------------------------------------------------
   Quarters                2002          2003          2004         2005          2006         2007          2008         2009
   --------                ----          ----          ----         ----          ----         ----          ----         ----
1st Quarter                            $444,740     $453,635      $462,707     $471,962      $481,401     $491,029      $500,849

2nd Quarter                            $889,480     $907,269      $925,415     $943,923      $962,802     $982,058    $1,001,699

3rd Quarter              $583,953    $1,334,220   $1,360,904    $1,388,122   $1,415,885    $1,444,202   $1,473,086    $1,502,548

4th Quarter              $803,016    $1,778,960   $1,814,539    $1,850,830   $1,887,846    $1,925,603   $1,964,115    $2,003,397
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
   Quarters           2010         2011          2012
   --------           ----         ----          ----
1st Quarter          $510,866     $521,084      $531,505

2nd Quarter        $1,021,733   $1,042,167    $1,063,011

3rd Quarter        $1,532,599   $1,563,251    $1,594,516

4th Quarter        $2,043,465   $2,084,335    $2,126,021
----------------------------------------------------------

                               SCHEDULE 3.1(b)-22

                            SUITE REVENUE BREAKPOINT

         Lubbock Residence Inn
         Texas

-------------------------------------------------------------------------------------------------------------------------------
   Quarters            2002          2003          2004         2005          2006         2007          2008         2009
   --------            ----          ----          ----         ----          ----         ----          ----         ----
1st Quarter                        $265,987     $271,307      $276,733     $282,267      $287,913     $293,671      $299,544

2nd Quarter                        $531,974     $542,613      $553,466     $564,535      $575,826     $587,342      $599,089

3rd Quarter          $332,197      $797,961     $813,920      $830,198     $846,802      $863,738     $881,013      $898,633

4th Quarter          $456,816    $1,063,948   $1,085,227    $1,106,931   $1,129,070    $1,151,651   $1,174,684    $1,198,178
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------
   Quarters       2010         2011          2012
   --------       ----         ----          ----
1st Quarter    $305,535      $311,646     $317,879

2nd Quarter    $611,071      $623,292     $635,758

3rd Quarter    $916,606      $934,938     $953,637

4th Quarter  $1,222,142    $1,246,584   $1,271,516
---------------------------------------------------